UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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HealthSpring, Inc.

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9009 Carothers Parkway, Suite 501
Franklin, Tennessee 37067
(615) 291-7000

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 27, 2010

Dear Stockholder:
On Thursday, May 27, 2010, HealthSpring, Inc. will hold its annual meeting of stockholders at its corporate headquarters located at 9009 Carothers Parkway, Franklin, Tennessee. The meeting will begin at 10:00 a.m., local time.
Only stockholders that owned our common stock at the close of business on April 7, 2010 are entitled to notice of and may vote at this meeting. A list of our record stockholders will be available at our corporate headquarters at 9009 Carothers Parkway, Suite 501, Franklin, Tennessee, during ordinary business hours for 10 days prior to the annual meeting. At the meeting, we will consider the following proposals described in detail in the accompanying proxy statement:
1.	To elect two Class II directors nominated by the board of directors to serve three year terms or until their respective successors have been duly elected and qualified;

2.	To approve the HealthSpring, Inc. Amended and Restated 2006 Equity Incentive Plan;
3.	To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2010; and
4.	To transact such other business as may properly come before the meeting or any postponement or adjournment of the meeting.
References to “HealthSpring,” the “Company,” “we,” “us,” or “our” in this notice and the accompanying proxy statement refer to HealthSpring, Inc. and its affiliates unless otherwise indicated.
WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, TO ENSURE THE PRESENCE OF A QUORUM, PLEASE VOTE OVER THE INTERNET OR BY TELEPHONE AS INSTRUCTED IN THESE MATERIALS OR COMPLETE, DATE, AND SIGN A PROXY CARD AS PROMPTLY AS POSSIBLE. IF YOU ATTEND THE MEETING AND WISH TO VOTE YOUR SHARES PERSONALLY, YOU MAY DO SO AT ANY TIME BEFORE THE PROXY IS EXERCISED.

By Order of the Board of Directors,

J. Gentry Barden
Senior Vice President, General Counsel, and Secretary
Franklin, Tennessee
April 16, 2010

HEALTHSPRING, INC.
9009 Carothers Parkway, Suite 501
Franklin, Tennessee 37067

Proxy Statement for Annual Meeting of Stockholders
to be held on May 27, 2010

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER
MEETING TO BE HELD ON THURSDAY, MAY 27, 2010
The Company’s Proxy Statement, form of Proxy Card, and 2009 Annual Report to Stockholders are available at http://phx.corporate-ir.net/phoenix.zhtml?c=194529&p=proxy.

QUESTIONS AND ANSWERS
1.	Q:	WHEN WAS THIS PROXY STATEMENT FIRST MAILED OR MADE AVAILABLE TO STOCKHOLDERS?

A:
This proxy statement was first mailed or made available to stockholders on or about April 16, 2010. Our 2009 Annual Report to Stockholders is being mailed or made available with this proxy statement. The annual report is not part of the proxy solicitation materials.

2.	Q:	WHY DID I RECEIVE A ONE-PAGE NOTICE IN THE MAIL REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS THIS YEAR INSTEAD OF A FULL SET OF PROXY MATERIALS?

A:
Pursuant to rules adopted by the Securities and Exchange Commission (“SEC”), the Company has elected to provide access to our proxy materials and annual report over the Internet. Accordingly, we are sending to many of our stockholders of record and beneficial owners a notice of Internet availability of the proxy materials instead of sending a paper copy of the proxy materials and annual report. All stockholders receiving the notice will have the ability to access the proxy materials and annual report on a website referenced in the notice or to request a printed set of proxy materials and annual report. Instructions on how to access the proxy materials and annual report over the Internet or to request a printed copy may be found in the notice and in this proxy statement. In addition, the notice contains instructions on how you may request to access proxy materials and annual report in printed form by mail or electronically on an ongoing basis.

3.	Q:	WHAT IS THE PURPOSE OF THE ANNUAL MEETING?

A:
At the annual meeting, stockholders will act upon the matters outlined in the notice of meeting on the cover page of this proxy statement: the election of two Class II directors nominated by the board of directors; the approval of the HealthSpring, Inc. Amended and Restated 2006 Equity Incentive Plan; and the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2010. In addition, following the formal business of the meeting, our management will provide a business overview and be available to respond to questions from our stockholders.

4.	Q:	WHO MAY ATTEND THE ANNUAL MEETING?

A:
Stockholders of record as of the close of business on April 7, 2010, or their duly appointed proxies, may attend the meeting. “Street name” holders (those whose shares are held through a broker or other nominee) should bring a copy of a brokerage statement reflecting their ownership of our common stock as of the record date. Space limitations may make it necessary to limit attendance to stockholders and valid picture identification may be required. Cameras, recording devices, and other electronic devices are not permitted at the meeting. Registration will begin at 9:30 a.m., local time.

5.	Q:	WHO IS ENTITLED TO VOTE AT THE ANNUAL MEETING?

A:
Only stockholders of record as of the close of business on April 7, 2010 are entitled to receive notice of and participate in the annual meeting. As of the record date, there were 57,943,648 shares of our common stock outstanding. Every stockholder is entitled to one vote for each share held as of the record date. Cumulative voting is not permitted with respect to the election of directors or any other matter to be considered at the annual meeting.

6.	Q:	WHO IS SOLICITING MY VOTE?

A:
The Company pays the cost of soliciting proxies. We have retained MacKenzie Partners, Inc. to assist with the solicitation of proxies on our behalf. MacKenzie Partners, Inc. will be paid approximately $12,500 for these and other advisory services in connection with the annual meeting. Solicitation initially will be made by mail. Forms of proxies and proxy materials may also be distributed through brokers, custodians, and other like parties to the beneficial owners of shares of our common stock, in which case we will reimburse these parties for their reasonable out-of-pocket expenses. Proxies may also be solicited in person or by telephone, facsimile, electronic mail, or other electronic medium by MacKenzie Partners, Inc. or by certain of our directors, officers, and employees, without additional compensation.

7.	Q:	ON WHAT MAY I VOTE?

A:
You may vote on the election of two Class II directors nominated to serve three year terms on our board of directors, the approval of the HealthSpring, Inc. Amended and Restated 2006 Equity Incentive Plan, and the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2010.

8.	Q:	HOW DOES THE BOARD RECOMMEND I VOTE ON THE PROPOSALS?

A:
The board unanimously recommends that you vote FOR each of the Class II director nominees, FOR the approval of the HealthSpring, Inc. Amended and Restated 2006 Equity Incentive Plan, and FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2010.

9.	Q:	HOW WILL VOTING ON ANY OTHER BUSINESS BE CONDUCTED?

A:
It is not expected that any matter not referred to herein will be presented for action at the annual meeting. If any other matters are properly brought before the annual meeting, including, without limitation, a motion to adjourn the annual meeting to another time and/or place for the purpose of, among other matters, permitting dissemination of information regarding material developments relating to any of the proposals or soliciting additional proxies in favor of the approval of any of the proposals, the persons named on the accompanying Proxy Card will vote the shares represented by such proxy upon such matters in their discretion. Should the annual meeting be reconvened, all proxies will be voted in the same manner as such proxies would have been voted when the annual meeting was originally convened, except for the proxies effectively revoked or withdrawn prior to the time proxies are voted at such reconvened meeting.

10.	Q:	HOW DO I VOTE IF MY SHARES ARE REGISTERED DIRECTLY IN MY NAME?

A:
You may vote in person at the annual meeting or authorize the persons named as proxies on the Proxy Card to vote your shares by returning the Proxy Card by mail, through the Internet, or by telephone. Although we offer four different voting methods, we encourage you to vote through the Internet as we believe it is the most cost-effective method for the Company. We also recommend that you vote as soon as possible, even if you are planning to attend the annual meeting, so that the vote count will not be delayed. Both the Internet and the telephone provide convenient, cost-effective alternatives to returning your Proxy Card by mail. If you vote your shares through the Internet, you may incur costs associated with electronic access, such as usage charges from Internet access providers. If you choose to vote your shares through the Internet or by telephone, there is no need for you to mail back your Proxy Card.

To Vote Over the Internet:

Log on to the Internet and go to the website www.proxyvote.com. Have your Proxy Card available when you access the Website. You will need the control number from your Proxy Card to vote.

To Vote By Telephone:

On a touch-tone telephone, call 1-800-690-6903 24 hours a day, 7 days a week. Have your Proxy Card available when you make the call. You will need the control number from your Proxy Card to vote.

To Vote By Proxy Card:

Complete and sign the Proxy Card and return it to the address indicated on the Proxy Card.

If you received a notice of Internet availability of the proxy materials instead of a paper copy of the proxy materials and annual report, you should follow the voting instructions set forth in the notice.

You have the right to revoke your proxy at any time before the meeting by: (i) notifying our Secretary in writing, at 9009 Carothers Parkway, Suite 501, Franklin, Tennessee 37067; (ii) voting in person; (iii) submitting a later-dated Proxy Card; (iv) submitting another vote by telephone or over the Internet; or (v) if applicable, submitting new voting instructions to your broker or nominee. If you have questions about how to vote or revoke your proxy, you should contact our Secretary at 9009 Carothers Parkway, Suite 501, Franklin, Tennessee 37067. For shares held in street name, refer to Question 11 below.

11.	Q:	HOW DO I VOTE MY SHARES IF THEY ARE HELD IN THE NAME OF MY BROKER (STREET NAME)?

A:
If your shares are held by your broker or other nominee, often referred to as held in street name, you will receive a form from your broker or nominee seeking instruction as to how your shares should be voted. You should contact your broker or other nominee with questions about how to provide or revoke your instructions.

12.	Q:	WHAT IS THE VOTE REQUIRED TO APPROVE THE PROPOSALS?

A:
Election of Directors: Each of the Class II director nominees must receive affirmative votes from a plurality of the votes cast at the annual meeting to be elected. This means that the two nominees receiving the greatest number of affirmative votes of the shares present in person or represented by proxy at the annual meeting and entitled to vote will be elected as Class II directors.

Approval of Amended and Restated 2006 Equity Incentive Plan: The New York Stock Exchange (“NYSE”) listing standards require that the HealthSpring, Inc Amended and Restated 2006 Equity Incentive Plan be approved by a majority of the votes cast on the proposal, provided that the total votes cast on the proposal represent more than 50% of all the securities entitled to vote.

Ratification of KPMG LLP: The ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2010 must receive affirmative votes from the holders of a majority of the shares present in person or represented by proxy at the annual meeting and entitled to vote.

13.	Q:	WHAT CONSTITUTES A “QUORUM”?

A:
The presence at the meeting, in person or by proxy, of the holders of a majority of the aggregate voting power of the common stock outstanding on the record date will constitute a quorum. There must be a quorum for business to be conducted at the meeting. Failure of a quorum to be represented at the annual meeting will necessitate an adjournment or postponement and will subject the Company to additional expense. Votes withheld from any nominee for director, abstentions, and broker nonvotes are counted as present or represented for purposes of determining the presence or absence of a quorum.

14.	Q:	WHAT IF I ABSTAIN FROM VOTING?

A:
If you attend the meeting or send in your signed Proxy Card, but abstain from voting on any proposal, you will still be counted for purposes of determining whether a quorum exists. If you abstain from voting on the election of directors, your abstention will have no effect on the outcome. If you abstain from voting on the HealthSpring, Inc. Amended and Restated 2006 Equity Incentive Plan or the ratification of the appointment of the independent registered public accounting firm, your abstention will have the same legal effect as a vote against these proposals.

15.	Q:	WILL MY SHARES BE VOTED IF I DO NOT SIGN AND RETURN MY PROXY CARD OR VOTE BY TELEPHONE OR OVER THE INTERNET?

A:
If you are a registered stockholder and you do not sign and return your Proxy Card or vote by telephone or over the Internet, your shares will not be voted at the annual meeting. Questions concerning stock certificates and registered stockholders may be directed to American Stock Transfer & Trust Company at 59 Maiden Lane, New York, New York 10038, (800) 937-5449. If your shares are held in street name and you do not issue instructions to your broker, your broker may vote your shares at its discretion on routine matters, but may not vote your shares on non-routine matters. Under NYSE rules, the proposal relating to the ratification of the appointment of the independent registered public accounting firm is deemed to be a routine matter and brokers and nominees may exercise their voting discretion without receiving instructions from the beneficial owner of the shares. Proposals 1 and 2 are non-routine matters, however.

16.	Q:	WHAT IS A “BROKER NONVOTE”?

A:
Under NYSE rules, brokers and nominees may exercise their voting discretion without receiving instructions from the beneficial owner of the shares on proposals that are deemed to be routine matters. If a proposal is a non-routine matter, a broker or nominee may not vote the shares on the proposal without receiving instructions from the beneficial owner of the shares. If a broker turns in a proxy card expressly stating that the broker is not voting on a non-routine matter, such action is referred to as a “broker nonvote.” The ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm is deemed to be a routine matter. Proposals 1 and 2 are non-routine matters.

17.	Q:	WHAT IS THE EFFECT OF A BROKER NONVOTE?

A:
Broker nonvotes will be counted for the purpose of determining the presence of a quorum, but will not be counted for determining the number of votes cast, as a broker nonvote is not considered “entitled to vote” on a matter. A broker nonvote will not affect the outcome of Proposal 1 and will reduce the number of votes required for approval of Proposals 2 and 3.

18.	Q:	WHO WILL COUNT THE VOTES?

	A:	One of our officers, most likely our Secretary, will count the votes and act as an inspector of election.

19.	Q:	CAN I PARTICIPATE IF I AM UNABLE TO ATTEND?

A:
If you are unable to attend the meeting in person, we encourage you to send in your Proxy Card or to vote by telephone or over the Internet. We will not be broadcasting our annual meeting telephonically or over the Internet.

20.	Q:	WHERE CAN I FIND THE VOTING RESULTS OF THE ANNUAL MEETING?

A:
We intend to announce preliminary voting results at the annual meeting and publish final results in a Current Report on Form 8-K that will be filed with the SEC following the annual meeting. All reports we file with the SEC are available when filed. Please refer to Question 23 below.

21.	Q:	WHEN ARE STOCKHOLDER PROPOSALS DUE IN ORDER TO BE INCLUDED IN OUR PROXY MATERIALS FOR THE NEXT ANNUAL MEETING?

A:
Any stockholder proposal must be submitted in writing to J. Gentry Barden, Senior Vice President, General Counsel, and Secretary, HealthSpring, Inc., 9009 Carothers Parkway, Suite 501, Franklin, Tennessee 37067, prior to the close of business on December 17, 2010, to be considered timely for inclusion in next year’s proxy statement and form of proxy. Such proposal must also comply with SEC regulations, including Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials.

22.	Q:	WHEN ARE OTHER STOCKHOLDER PROPOSALS DUE?

A:
Our bylaws contain an advance notice provision that requires stockholders to deliver to us notice of a proposal to be considered at an annual meeting not less than one hundred twenty (120) nor more than one hundred fifty (150) days before the date of the first anniversary of the prior year’s annual meeting. Such proposals are also subject to informational and other requirements set forth in our bylaws, a copy of which is available under the “Investor Relations — Corporate Governance” section of our website, www.healthspring.com.

23.	Q:	HOW CAN I OBTAIN ADDITIONAL INFORMATION ABOUT THE COMPANY?

A:
We will provide copies of this proxy statement and our 2009 Annual Report to Stockholders, including our Annual Report on Form 10-K for the year ended December 31, 2009, without charge to any stockholder who makes a written request to our Secretary at HealthSpring, Inc., 9009 Carothers Parkway, Suite 501, Franklin, Tennessee 37067. Our Annual Report on Form 10-K and other SEC filings also may be accessed on the world wide web at www.sec.gov or on the Investor Relations section of the Company’s website at www.healthspring.com. Our website address is provided as an inactive textual reference only. The information provided on or accessible through our website is not part of this proxy statement and is not incorporated herein by this or any other reference to our website provided in this proxy statement.

24.	Q:	HOW MANY COPIES SHOULD I RECEIVE IF I SHARE AN ADDRESS WITH ANOTHER STOCKHOLDER?

A:
The SEC has adopted rules that permit companies and intermediaries, such as brokers, to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. The Company and some brokers may be householding our proxy materials by delivering a single proxy statement and annual report to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If at any time you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, or if you are receiving multiple copies of the proxy statement and annual report and wish to receive only one, please notify your broker if your shares are held in a brokerage account or us if you are a stockholder of record. You can notify us by sending a written request to our Secretary at HealthSpring, Inc., 9009 Carothers Parkway, Suite 501, Franklin, Tennessee 37067, or by calling the Secretary at (615) 291-7000. In addition, we will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the annual report and proxy statement to a stockholder at a shared address to which a single copy of the documents was delivered.

CORPORATE GOVERNANCE
We believe that effective corporate governance is critical to our ability to create long-term value for our stockholders. We have adopted and implemented charters, policies, procedures, and controls that we believe promote and enhance corporate governance, accountability, and responsibility, and a culture of honesty and integrity. Our corporate governance guidelines, code of business conduct and ethics, and various other governance related policies and board committee charters are available on the Investor Relations section of our website at www.healthspring.com under “Corporate Governance.”
Board Independence and Operations
We currently have eight board members, five of whom are “independent” under applicable standards. Our board of directors consults with the Company’s legal counsel to ensure that the board members’ independence determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent director,” including but not limited to those set forth in the NYSE listing standards. To assist in the board members’ independence determinations, each director completes, on an annual basis, materials designed to identify any relationships that could affect the director’s independence. The board has determined that each of Messrs. Bruce M. Fried, Robert Z. Hensley, Russell K. Mayerfeld, Joseph P. Nolan, and Martin S. Rash is an “independent director” consistent with the objective standards of applicable laws and regulations, and that such persons do not otherwise have any relationship (either directly or indirectly as a partner, stockholder, or officer of an organization that has a material relationship with us) that, in the opinion of the board of directors, would impair their independence. The board has not established categorical standards or guidelines by which to analyze the subjective aspects of these determinations, but considers all relevant facts and circumstances known to the board.
The board of directors and its committees meet periodically during the year as appropriate. No director attended fewer than 75% of the 2009 meetings of the board of directors and its committees on which such director served. The board of directors is generally responsible for establishing our corporate policies and reviewing and assessing our corporate objectives and strategies and other major transactions and capital commitments. During 2009, the board of directors met five times.

Governance Structure and Risk Management
The chairman of the board of directors, Herbert A. Fritch, is also the Company’s chief executive officer. The chairman, in consultation with the Company’s general counsel and other directors, establishes board meeting agendas and leads board meetings. The board believes that combining the chairman and chief executive officer roles fosters accountability, efficient decision-making, and unified leadership and direction for the board. Our chief executive officer is also the director most familiar with our business and industry and, therefore, is believed by the board to be best suited to identify strategic priorities and lead the discussion and oversight of our corporate strategies. The board has also created the presiding director position for purposes of instituting independent, non-executive oversight of the board. Our policy, which is included within our corporate governance guidelines, is that the directors periodically meet in executive sessions and that our independent “non-management” directors meet at least once a year in an executive session including only such non-management directors. These executive sessions are held when determined by the presiding director and, when held, are chaired by the presiding director. The presiding director also performs such other duties as the board may from time to time delegate to him to assist the board in the fulfillment of its responsibilities. Currently, Mr. Mayerfeld, in his capacity as chair of the nominating and corporate governance committee, is also the presiding director.
The board of directors is actively involved in oversight of risks that could materially affect the Company and its operations. This oversight is conducted primarily through the committees of the board, as disclosed in the descriptions of each of the committees below, but the full board has retained the responsibility for general oversight of risks. The board satisfies this responsibility through periodic reports regarding the committees’ considerations and actions, as well as though regular reports from officers responsible for oversight of particular risks within the Company, including reports from a Company officer specifically identified as responsible for risk management, monitoring, and reporting.
Board Committee Composition
We currently have three standing committees of our board of directors: an audit committee; a compensation committee; and a nominating and corporate governance committee. The audit committee consists of three persons, none of whom is employed by us and each of whom is “independent” as defined under the independence requirements of the NYSE and the SEC applicable to audit committee members. In addition, the board has determined that Mr. Hensley, the chairman of our audit committee, is an “audit committee financial expert” within the meaning of the applicable SEC regulations and that each member of the audit committee has the accounting and financial expertise required by NYSE listing standards. The compensation committee and nominating and corporate governance committee consist of three and four persons, respectively, none of whom is employed by us and each of whom is “independent” as defined under the rules of the NYSE. Each of our committees operates under a charter adopted by our board of directors. It is the policy of the board and each committee to periodically review its performance and the effectiveness of its charter and policies, as applicable.
The composition of our board committees as of the date of this proxy statement is set forth below:

Nominating and
Name of Director	Audit	Compensation	Corporate Governance

Bruce M. Fried	Member		Member
Robert Z. Hensley	Chair	Member
Russell K. Mayerfeld	Member		Chair
Joseph P. Nolan		Member	Member
Martin S. Rash		Chair	Member
Audit Committee. The audit committee met eight times in 2009. The audit committee is responsible for, among other matters:
•	selecting the Company’s independent registered public accounting firm;

•	pre-approving all audit and permitted non-audit services to be performed by such firm;

•	approving the overall scope of the audit;

•
assisting the board of directors in monitoring the integrity of our financial statements, the independent registered public accounting firm’s qualifications and independence, and the performance of the independent registered public accounting firm;

•	monitoring the performance of our internal audit function;

•	meeting to review and discuss the annual and quarterly financial statements and reports with management and the independent registered public accounting firm;

•	reviewing and discussing each earnings press release, as well as financial information and any earnings guidance provided to analysts and rating agencies;

•	monitoring our legal and regulatory compliance policies and reviewing reports of our chief compliance officer;

•	overseeing policies with respect to risk assessment and risk management;

•	meeting separately and periodically with management, internal auditors, and the independent registered public accounting firm;

•	reviewing with the independent registered public accounting firm any audit problems or difficulties and management’s response; and

•	reviewing and approving certain related party transactions.
Compensation Committee. The compensation committee met seven times in 2009. The compensation committee is responsible for, among other matters:
•	reviewing employee compensation philosophies, policies, plans, and programs;

•	reviewing and overseeing the evaluation of executive officer performance and other related matters;

•	reviewing and approving the actual compensation of each of our executive officers;

•	reviewing and approving employment contracts, severance agreements, and other similar arrangements with our officers;

•	reviewing the Company’s compensation practices and policies for executives and other employees as they relate to risk management policies and procedures;

•	administering our equity incentive plans and other incentive compensation plans or arrangements; and

•	recommending the “Compensation Discussion and Analysis” to the board of directors for inclusion in the proxy statement and incorporation by reference in the Annual Report on Form 10-K.
The full board is responsible for reviewing and approving non-employee director compensation. Additional information regarding the process undertaken by the compensation committee in the determination of executive compensation and its other functions is included under “Executive and Director Compensation — Compensation Discussion and Analysis.”
Nominating and Corporate Governance Committee. The nominating and corporate governance committee met four times in 2009. The nominating and corporate governance committee is responsible for, among other matters:
•	evaluating the composition, size, and governance of our board of directors and its standing committees;

•	making recommendations regarding future planning and the appointment of directors to our standing committees;

•	evaluating and recommending candidates for election to our board of directors, including those candidates properly presented by our stockholders;

•	overseeing the performance and self-evaluation process of our board of directors and its standing committees;

•	reviewing management succession plans;

•	reviewing and monitoring compliance with our code of business conduct and ethics and our corporate governance guidelines; and

•	reviewing and developing our corporate governance policies and providing recommendations to the board of directors regarding possible changes.
Selection of Board Nominees and Director Qualifications
The nominating and corporate governance committee may utilize a variety of methods for identifying nominees for director. Candidates may come to the attention of the nominating and corporate governance committee through current board members, stockholders, members of management, and other persons. During 2009, the nominating and corporate governance committee engaged Korn/Ferry International, an executive and director search firm, to help identify and evaluate potential director candidates. The Company would like to add one or more independent directors to serve on the board. A stockholder who desires for the nominating and corporate governance committee to consider a nomination for director must comply with the notice, timing, and other requirements set forth in the Company’s bylaws. Each nomination submitted by a stockholder must include the name and address of the nominee and all other information with respect to the nominee as required to be disclosed in the proxy statement for the election of directors under applicable rules of the SEC, including the nominee’s consent to being named as a nominee and to serving as a director, if elected. It is the policy of the Company that all nominees be evaluated in the same manner.

The nominating and corporate governance committee reviews the qualifications of potential director candidates in accordance with the committee’s charter and our corporate governance guidelines. The committee’s consideration of a candidate as a director includes an assessment of the individual’s understanding of the Company’s business, the individual’s professional and educational background, skills, and abilities and potential time commitment, and whether such characteristics are consistent with our corporate governance guidelines and other criteria established by the nominating and corporate governance committee from time to time. To make an effective contribution to the Company, a director must possess experience in one or more of the following:
•	business or management for complex and large consolidated companies or institutions;

•	accounting or finance for complex and large consolidated companies or institutions;

•	leadership, strategic planning, or crisis response for complex and large consolidated companies or institutions;

•	the healthcare industry, generally;

•	the managed care or Medicare industries, in particular; or

•	other significant and relevant areas deemed by the nominating and corporate governance committee to be valuable to the Company.
Although the Company has not adopted a formal policy with regard to the consideration of diversity in identifying director nominees, diversity as to race, gender, national origin, professional experience, education, perspective, and other attributes is a factor in the committee’s nominating process. In particular, the board seeks independent directors with diverse backgrounds and experiences based on the belief that such diversity will enhance the quality of the board’s deliberations and decisions.
The nominating and corporate governance committee will consider all of a candidate’s qualifications and decide whether such qualifications fulfill the needs of the Company and the board at that time. The committee will then confer and reach a collective assessment as to the qualifications and suitability of the candidate for board membership. If the nominating and corporate governance committee determines that the candidate is suitable and meets the criteria for board membership, the candidate will be invited to meet with the senior management of the Company and other members of the board of directors, both to allow the candidate to obtain further information about the Company and to give management and the other directors a basis to provide input to the nominating and corporate governance committee regarding the candidate. On the basis of the nominating and corporate governance committee’s assessment, and taking into consideration input from other board members and senior management, the nominating and corporate governance committee will formally consider whether to recommend the candidate’s nomination for election to the board of directors.
It is our policy that each director should take reasonable steps to keep informed on corporate governance “best practices” and their application in the managed care and Medicare environments. Additionally, prior to accepting re-nomination, each director is required to evaluate themselves as to whether they satisfy the criteria described above. The board intends to monitor the mix of skills and experience of its directors in order to ensure that the board has the necessary tools to perform its oversight functions effectively. The nominating and corporate governance committee may also adopt such procedures and criteria not inconsistent with our corporate governance guidelines as it considers advisable for the assessment of director candidates.
Code of Business Conduct and Ethics
The Company has a code of business conduct and ethics that complies with the NYSE listing standards and is applicable to all directors, officers, and employees of the Company. The code of business conduct and ethics is available on the Investor Relations, “Corporate Governance” section of the Company’s website at www.healthspring.com. The Company intends to post amendments to or waivers, if any, from its code of business conduct and ethics (to the extent applicable to the Company’s directors or its chief executive officer, principal financial officer, or principal accounting officer) at this location on its website.
Corporate Governance Guidelines
The Company has adopted corporate governance guidelines that we believe reflect the board’s commitment to a system of governance that enhances corporate responsibility and accountability. The corporate governance guidelines are available on the Investor Relations, “Corporate Governance” section of the Company’s website at www.healthspring.com.
Policy Regarding Communications with the Board of Directors
Stockholders and any other interested party may communicate with any of the Company’s directors, including the chair of any of the board committees, the presiding director, or the non-management directors as a group by writing to them c/o HealthSpring, Inc., 9009 Carothers Parkway, Suite 501, Franklin, Tennessee 37067. The Secretary, or if applicable the Company’s chief compliance officer, will review all such communications and direct appropriate communications to the appropriate director.

Policy Regarding Director Attendance at Annual Meetings of Stockholders
We have adopted a policy, that is included within our corporate governance guidelines, stating that directors are strongly encouraged to attend HealthSpring’s annual meetings of stockholders. All of our directors attended the 2009 annual meeting of stockholders, either in person or by telephone.
Compensation Committee Interlocks and Insider Participation
The compensation committee of the board of directors is currently composed of Martin S. Rash (Chair), Robert Z. Hensley, and Joseph P. Nolan. None of these persons has at any time been an officer or employee of HealthSpring or any of its subsidiaries. There are no other relationships among HealthSpring’s executive officers, members of the compensation committee, or entities whose executives serve on the compensation committee that require disclosure under applicable SEC regulations.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) requires our directors, executive officers, and greater than 10% stockholders to file initial reports of ownership and reports of changes in ownership of any of our securities with the SEC, the NYSE, and us. Based solely upon the copies of Section 16(a) reports that we have received from such persons for their transactions in 2009 and written representations to the Company that we have received from such persons that no other reports were required, we believe that there has been compliance with all Section 16(a) filing requirements applicable to such directors, executive officers, and greater than 10% beneficial owners for 2009.
AUDIT COMMITTEE REPORT
The audit committee consists of three independent, non-employee directors and operates under a written charter, adopted by the board of directors, which is posted on the Investor Relations section of the Company’s website with certain of our other governance documents at www.healthspring.com.
The primary purposes of the audit committee are to assist the board of directors in fulfilling its responsibility to oversee (i) the integrity of the financial statements of HealthSpring; (ii) HealthSpring’s compliance with legal and regulatory requirements; (iii) the independent registered public accountants’ qualifications, independence, and performance; and (iv) the performance of HealthSpring’s internal audit and compliance functions. The audit committee is directly responsible for the appointment, compensation, and oversight of the work of the independent registered public accounting firm. The independent registered public accounting firm and the Company’s internal auditors and chief compliance officer report directly to the audit committee and meet with the audit committee regularly, including at formal audit committee meetings with and without management of the Company present.
Management of the Company has the primary responsibility for the preparation of the financial statements. Management is also responsible for maintaining adequate internal control over financial reporting and disclosure procedures designed to provide reasonable assurance that the Company is in compliance with accounting standards and applicable laws and regulations. The Company’s independent registered public accounting firm is responsible for auditing the financial statements and for auditing the effectiveness of our internal control over financial reporting.
In the performance of its oversight function, the audit committee reviewed and discussed the audited financial statements for 2009 and the Company’s internal accounting controls and the overall quality of the Company’s financial reporting with management, the internal auditors, and the independent registered public accounting firm. At the conclusion of the process, management also provided the audit committee with, and the audit committee reviewed, a draft report on the effectiveness of the Company’s internal control over financial reporting. The Company’s management represented to the audit committee that the financial statements were prepared in accordance with U.S. generally accepted accounting principles. The audit committee discussed with the Company’s management the critical accounting policies applied by the Company in the preparation of its financial statements. The audit committee also discussed with the Company’s management the process for reviewing and supporting certifications by the chief executive officer and the chief financial officer.
The audit committee discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. In addition, the audit committee received the written disclosures and letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the audit committee concerning independence, and has discussed with the independent registered public accounting firm its independence.

The audit committee also reviewed the following, all of which are included in our Annual Report on Form 10-K for the year ended December 31, 2009: Management’s Report on Internal Control over Financial Reporting; KPMG LLP’s Report of Independent Registered Public Accounting Firm; and KPMG LLP’s Report of Independent Registered Public Accounting Firm on Internal Control over Financial Reporting.
Based on the reviews and discussions referred to above, the audit committee recommended to the board of directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, for filing with the SEC.

Robert Z. Hensley (Chair)
Bruce M. Fried
Russell K. Mayerfeld
The foregoing report of the audit committee does not constitute soliciting material and shall not be deemed incorporated by reference by any general statement incorporating by reference the proxy statement into any filing by HealthSpring under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed to be “filed” under such acts.
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The audit committee has proposed KPMG LLP, who conducted our audit for 2009, to be our independent registered public accounting firm for 2010 (see Proposal 3). Representatives of KPMG LLP will attend our annual meeting, will have the opportunity to make a statement at the meeting if they desire to do so, and will be available to respond to your questions.
FEES BILLED TO THE COMPANY BY KPMG LLP DURING 2009 AND 2008
Audit Fees. The aggregate audit fees and out-of-pocket expenses billed by KPMG LLP relating to the 2009 integrated audit and quarterly reviews totaled $1,799,391. The comparable total for 2008 was $1,660,900. Audit fees include fees related to professional services rendered by KPMG LLP in connection with the audit of our annual consolidated financial statements, the review of our interim consolidated financial statements, fees for audit services in connection with statutory and regulatory filings of our regulated HMO and insurance subsidiaries, and the audit of our internal control over financial reporting.
Audit-Related Fees. There were no audit-related fees billed by KPMG LLP for products or services in 2009. Audit-related fees billed by KPMG LLP for products or services in 2008 totaled $5,000.
Tax Fees. Tax fees billed by KPMG LLP in 2009 totaled $16,455 and were for professional services rendered for tax advice in 2009. There were no fees billed by KPMG LLP for professional services rendered for tax compliance, tax advice, or tax planning for 2008.
All Other Fees. There were no fees paid by us to KPMG LLP for other products or services in 2009 or 2008.
The audit committee charter requires, among other things, the audit committee to pre-approve all audit and non-audit services (subject to permitted de minimis exceptions) to be performed for the Company by its independent registered public accounting firm, including the fees and terms thereof. If a request for these services is made between audit committee meetings, the audit committee has delegated the authority to the chair of the audit committee to approve such services and, in his absence or unavailability, to such other available audit committee member. Any decisions between meetings to pre-approve any services are confirmed by the audit committee at its next scheduled meeting. All services performed for the Company by KPMG LLP in 2009 were pre-approved by the audit committee or otherwise in accordance with the procedures described above.

PROPOSAL 1 — ELECTION OF DIRECTORS
The current board of directors of HealthSpring consists of eight directors. Our board of directors is divided into three classes, Class I, Class II, and Class III, with each class serving staggered three-year terms. The terms of the Class II directors expire in 2010, and we have nominated two Class II directors for re-election at the annual meeting. Martin S. Rash, who has served as a Class II director since 2005, is not standing for re-election at the annual meeting, and his service as a director and as a member of our compensation and nominating and corporate governance committees will cease on the date of the annual meeting. As of such date, the board of directors will be reduced in size to seven. Upon the recommendation of our nominating and corporate governance committee, our board of directors recommends that the nominees listed below be elected as Class II members of the board of directors at the annual meeting. Each of our nominees is currently serving as a Class II director.
Each of the nominees, if re-elected, will serve a three year term as a Class II director until the annual meeting of stockholders in 2013 or until his respective successor is duly elected and qualified. If a nominee becomes unable or unwilling to accept nomination or election, the person or persons voting the proxy will vote for such other person or persons as may be designated by the board of directors, unless the board of directors chooses to reduce the number of directors serving on the board. The board of directors has no reason to believe that any of the nominees will be unable or unwilling to serve as a Class II director if re-elected.
Information concerning the nominees proposed by the board of directors for re-election, and our directors whose terms do not expire at the meeting, is set forth below.
Class II Director Nominees (Standing for Election at the Annual Meeting)
Benjamin Leon, Jr., Age 65
Director Since 2007
Benjamin Leon, Jr. has served as one of the Company’s directors since October 2007. Mr. Leon’s appointment to the board was negotiated as a condition under the Stock Purchase Agreement, dated August 9, 2007, entered into by and among a wholly-owned subsidiary of the Company, Leon Medical Centers Health Plans, Inc. (“LMC Health Plans”), and the stockholders of LMC Health Plans, pursuant to which the Company acquired all of the outstanding capital stock of LMC Health Plans. From 2002 until its acquisition by the Company in October 2007, Mr. Leon was the chairman and chief executive officer of LMC Health Plans. Since its founding in 1996, Mr. Leon has also served as chairman and, until 2008, as chief executive officer of Leon Medical Centers, Inc., which currently operates seven Medicare-only medical centers in Miami-Dade County, Florida and is the exclusive medical center provider for LMC Health Plans. Mr. Leon was selected to serve as a director of the Company in connection with the Company’s acquisition of LMC Health Plans and because of his extensive experience as a chief executive of Medicare managed care plans and providers.
Dr. Sharad Mansukani, Age 40
Director Since 2007
Dr. Sharad Mansukani has served as one of the Company’s directors since June 2007 and has been a part-time employee of the Company, serving as the Company’s Executive Vice President — Chief Strategy Officer, since November 2008. Dr. Mansukani also serves as a senior advisor of TPG Capital (formerly Texas Pacific Group), a private equity investment firm (“TPG”), and serves on the faculties at University of Pennsylvania and Temple University schools of medicine. Dr. Mansukani previously served as senior advisor to the administrator of the Centers for Medicare & Medicaid Services (“CMS”) from 2003 to 2005, and as senior vice president and chief medical officer of Health Partners, a non-profit Medicaid and Medicare health plan owned at the time by certain Philadelphia-area hospitals, from 1999 to 2003. Dr. Mansukani completed a residency and fellowship in ophthalmology at the University of Pennsylvania School of Medicine and a fellowship in quality management and managed care at the Wharton School of Business. Dr. Mansukani serves as a director of IASIS Healthcare, LLC, an owner and operator of acute care hospitals, Moksha8 Pharmaceuticals, Inc., a pharmaceutical company specializing in emerging markets, and Surgical Care Affiliates, an operator of ambulatory surgery centers, all of which are TPG portfolio companies. Dr. Mansukani was selected to serve as a director of the Company because of his broad knowledge of the Medicare industry, provider relationships, and strategic planning expertise.

Class III Directors (Terms Expire in 2011)
Robert Z. Hensley, Age 52
Director Since 2006
Robert Z. Hensley has served as one of the Company’s directors since the Company’s initial public offering in February 2006. From July 2002 to September 2003, Mr. Hensley was an audit partner at Ernst & Young LLP in Nashville, Tennessee. He served as an audit partner at Arthur Andersen LLP in Nashville, Tennessee from 1990 to 2002, and he was the office managing partner of the Nashville, Tennessee office of Arthur Andersen LLP from 1997 to July 2002. Mr. Hensley is the founder and an owner of two real estate and rental property development companies, each of which is located in Destin, Florida. He also serves as a director of Advocat, Inc., a provider of long-term care services to nursing home patients and residents of assisted living facilities, COMSYS IT Partners, Inc., an information technology services company, and Spheris, Inc., a provider of medical transcription technology and services. Mr. Hensley also serves on the board of GTCR portfolio company Capella Healthcare, a private company and an operator of acute care hospitals. Since June 2008, Mr. Hensley has also served as a senior advisor to the healthcare and transaction advisory services groups of Alvarez and Marsal, LLC, a professional services company. Mr. Hensley holds a Master of Accountancy degree and a B.S. in Accounting from the University of Tennessee. Mr. Hensley is a certified public accountant. Mr. Hensley was selected to serve as a director of the Company because of his extensive background in public accounting and auditing and his experience in serving as a director of other public companies. The Company has designated Mr. Hensley as its “audit committee financial expert” under SEC regulations.
Russell K. Mayerfeld, Age 56
Director Since 2006
Russell K. Mayerfeld has served as one of the Company’s directors since February 2006. Mr. Mayerfeld has served as the managing member of Excelsus LLC, an advisory services firm, since 2004. Mr. Mayerfeld was managing director, investment banking, of UBS LLC and its predecessors from May 1997 to April 2003, and managing director, investment banking, of Dean Witter Reynolds Inc. from 1988 to 1997. Mr. Mayerfeld also serves on the boards of several private companies. Mr. Mayerfeld served as a director of Fremont General Corporation, a financial services holding company engaged in commercial and real estate lending, from May 2004 to January 2008. Mr. Mayerfeld holds an M.B.A. from Harvard University and a B.S. in Accountancy from the University of Illinois. Mr. Mayerfeld was selected to serve as a director of the Company because of his business experience, particularly in regulated industries, extensive financial expertise, including with respect to acquisitions, divestitures, and capital structures, and prior experience in serving as a director for other companies.
Class I Directors (Terms Expire in 2012)
Bruce M. Fried, Age 60
Director Since 2006
Bruce M. Fried has served as one of the Company’s directors since June 2006. Mr. Fried has been a partner at the law firm of Sonnenschein Nath & Rosenthal LLP in their Washington, D.C. office since January 2003. From 1998 to January 2003, Mr. Fried was a partner at the law firm of Shaw Pittman LLP. Prior to returning to private law practice, Mr. Fried served in various capacities for the federal agency formerly known as the Health Care Finance Administration, or HCFA, now known as CMS, including as director of HCFA’s Office of Managed Care. Mr. Fried counsels and represents health plans, physician organizations, hospital groups, and other healthcare organizations with regard to Medicare, Medicaid, HIPAA, and other federal healthcare programs and policies. He serves as a director of Fidelis SeniorCare, Inc. and as a director of other civic and charitable organizations. Mr. Fried holds a J.D. from the University of Florida College of Law and a B.A. from the University of Florida. Mr. Fried was selected to serve as a director of the Company because of his more than 25 years of experience in health care law and policy, in both the public and private sectors, including as a senior official for the predecessor agency to CMS.

Herbert A. Fritch, Age 59
Director Since 2005
Herbert A. Fritch has served as the Chairman of the Board of Directors and Chief Executive Officer of the Company and its predecessor, NewQuest, LLC, since the commencement of operations in September 2000. He also served as our President from commencement of operations until October 2008. Beginning his career in 1973 as an actuary, Mr. Fritch has over 30 years of experience in the managed healthcare business. Prior to founding NewQuest, LLC, Mr. Fritch founded and served as president of North American Medical Management, Inc., or NAMM, an independent physician association management company, from 1991 to 1999. NAMM was acquired by PhyCor, Inc., a physician practice management company, in 1995. Mr. Fritch also served as vice president of managed care for PhyCor following PhyCor’s acquisition of NAMM. Prior to founding NAMM, Mr. Fritch served as a regional vice president for Partners National Healthplans from 1988 to 1991, where he was responsible for the oversight of seven HMOs in the southern region. Mr. Fritch holds a B.A. in Mathematics from Carleton College. Mr. Fritch is a fellow of the Society of Actuaries and a member of the Academy of Actuaries. Mr. Fritch was selected to serve as a director of the Company because of his position as founder and strategic leader of the Company, his business judgment, and his extensive knowledge of the managed healthcare industry.
Joseph P. Nolan, Age 45
Director Since 2004
Joseph P. Nolan has served as one of the Company’s directors since November 2004. Mr. Nolan joined GTCR Golder Rauner, LLC, or GTCR, which was the majority investor in our 2005 recapitalization transaction, in 1994 and became a principal in 1996. Mr. Nolan is currently the Head of the Healthcare Services Group of GTCR and a member of the firm’s administrative and investment committees. Mr. Nolan was previously on the board of Province Healthcare Company, an operator of non-urban acute care hospitals, and currently serves as a director of several private GTCR portfolio companies including Capella Healthcare, an operator of acute care hospitals, and APS Healthcare, a provider of disease management and behavioral services. Mr. Nolan holds an M.B.A. from the University of Chicago and a B.S. in Accountancy from the University of Illinois. Mr. Nolan was initially selected to serve as a director of the Company because of his position as principal of GTCR, the Company’s former private equity sponsor, and continues to serve because of his extensive financial and business expertise and knowledge of the Company.
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE CLASS II DIRECTOR NOMINEES.

PROPOSAL 2 — APPROVAL OF THE HEALTHSPRING, INC.
AMENDED AND RESTATED 2006 EQUITY INCENTIVE PLAN
Our Board of Directors has adopted, and recommends that you approve, the HealthSpring, Inc. Amended and Restated 2006 Equity Incentive Plan (the “Amended Plan”). The HealthSpring, Inc. 2006 Equity Incentive Plan (the “Original Plan”) was approved by the Board of Directors in January 2006 and ratified by our stockholders at our 2006 annual meeting of stockholders.
The amendments incorporated in the Amended Plan, among other things:
•	increase the number of shares available for issuance under the Original Plan by 3,250,000 (see “Shares Available for Awards under the Plan” below);

•	modify the permissible performance goals associated with performance awards under the Amended Plan (see “Performance Awards” below);

•
modify the change in control provisions to provide the compensation committee of the board of directors greater flexibility in administering the Amended Plan in the event of a change in control (see “Change in Control” below); and

•	extend the term of the Original Plan to the tenth anniversary of the effective date of the Amended Plan.
The changes made in the Amended Plan also include conforming amendments required by changes in law, including Section 409A of the Internal Revenue Code of 1986 (the “Code”), and other miscellaneous changes and clarifications to plan language. NYSE Rules require us to obtain stockholder approval of material amendments to equity compensation plans, such as the increase in shares available for issuance under the Original Plan.
The primary purpose of the Amended Plan is to promote the interests of the Company and its stockholders by, among other things, (i) attracting and retaining key officers, employees, and directors of, and consultants to, the Company and its subsidiaries and affiliates, (ii) motivating those individuals by means of performance-related incentives to achieve long-range performance goals, (iii) enabling such individuals to participate in the long-term growth and financial success of the Company, (iv) encouraging ownership of stock in the Company by such individuals, and (v) linking their compensation to the long-term interests of the Company and its stockholders.
The Original Plan authorized the issuance of up to 6,250,000 shares. Increasing the number of shares available for issuance under the Amended Plan will enable the Company to continue to attract, retain, and motivate key officers, employees, and directors. We currently believe the authorization of additional shares will enable us to implement our long-term stock incentive program for three or more years.
As of March 1, 2010:
•
1,508,691 shares were available for grant in the aggregate from all of our pre-existing equity incentive plans (1,087,019 available under the Original Plan and 421,672 available under our Management Stock Purchase Plan);

•	awards were outstanding representing a total of 702,869 shares that are “full-value” restricted share awards (including 78,328 shares purchased pursuant to our Management Stock Purchase Plan);

•	options to purchase a total of 4,421,845 shares were outstanding;

•	the weighted-average exercise price for all outstanding options was $18.19; and

•	the weighted-average remaining term for all outstanding options was 7.41 years.
Commitment to Pay-for-Performance Principles
Beginning with annual awards in 2011, the Company commits that at least 50% of the equity awards (in terms of number of shares) made to the Company’s “named executive officers” (as defined by SEC regulations) pursuant to the Amended Plan will be in the form of performance-based equity awards that are earned or paid out based on the achievement of performance targets. The performance criteria to be measured and the difficulty of the achievement, among other matters, will be disclosed in the Company’s proxy statement for each annual meeting of stockholders in accordance with applicable SEC regulations.
Summary of Amended Plan
The following is a brief summary of the principal features of the Amended Plan, which is qualified in its entirety by reference to the full text of the Amended Plan itself, a copy of which is attached hereto as Annex A and incorporated herein by reference.

Shares Available for Awards under the Plan. Under the Amended Plan, awards may be made in common stock of the Company. Subject to adjustment as provided by the terms of the Amended Plan, and assuming the requisite stockholder approval of this Proposal at the Annual Meeting, the maximum number of shares with respect to which new awards may be granted under the Amended Plan after the effective date shall be the sum of (i) 3,250,000 and (ii) the number of shares available for grant under the Amended Plan as of the end of day on the date of the Annual Meeting. The number of shares with respect to which incentive stock options may be granted after the effective date shall be no more than 1,000,000. Grants of restricted shares and restricted share units after the effective date shall aggregate no more than 1,750,000 shares. Shares of common stock subject to an award under the Amended Plan that expire unexercised or are canceled, forfeited, settled in cash, or otherwise terminated without a delivery of shares of common stock to the participant, shall again become available for awards under the Amended Plan and the share reserve will be increased accordingly. Shares of common stock issued under the Amended Plan may be either newly issued shares or shares that have been reacquired by the Company. Notwithstanding the foregoing, if an option or stock appreciation right (“SAR”) is exercised, in whole or in part, by tender of shares or if the Company’s tax withholding obligation with respect to any award is satisfied by withholding shares, the number of shares deemed to have been issued under the Amended Plan for purposes of the limitations set forth in the Amended Plan shall be the number of shares that were subject to the award, or portion thereof, and not the net number of shares actually issued; any SARs to be settled in shares shall be counted in full against the number of shares available for issuance under the Amended Plan, regardless of the number of shares actually issued upon the settlement of the SAR. Shares issued by the Company as substitute awards granted solely in connection with the assumption of outstanding awards previously granted by a company acquired by the Company, or with which the Company combines, or Substitute Awards, do not reduce the number of shares available for awards under the Amended Plan.
In addition, the Amended Plan imposes individual limitations on the amount of certain awards in order to comply with Sections 162(m), 422 and 409A of the Code. Under these limitations, no single participant may receive options or SARs in any calendar year that, taken together, relate to more than 625,000 shares of common stock, subject to adjustment in certain circumstances.
With certain limitations and exceptions, awards made under the Amended Plan shall be adjusted by the compensation committee of the board to prevent dilution or enlargement of benefits or potential benefits intended to be made available under the Amended Plan in the event of any stock dividend, reorganization, recapitalization, stock split, combination, merger, consolidation, change in laws, regulations, or accounting principles, or other relevant unusual or nonrecurring event affecting the Company.
No awards may be granted under the Amended Plan after the tenth anniversary of the effective date of the amendment and restatement of the plan.
Eligibility and Administration. Officers, employees, directors of, and consultants to, the Company or its subsidiaries or affiliates are eligible to be granted awards under the Amended Plan. As of March 1, 2010, approximately 1,800 individuals were eligible to participate in the Amended Plan. The Company has not at the present time determined who will receive the shares of common stock that will be authorized for issuance under the Amended Plan or how they will be allocated. The compensation committee administers the Amended Plan, except with respect to awards to non-employee directors, for which the Amended Plan is administered by the board. Subject to the terms of the Amended Plan, the compensation committee is authorized to select participants; determine the type and number of awards to be granted; determine and later amend, subject to certain limitations, the terms and conditions of any award; interpret and specify the rules and regulations relating to the Amended Plan; and make all other determinations that may be necessary or desirable for the administration of the Amended Plan.
Stock Options and Stock Appreciation Rights. The compensation committee is authorized to grant stock options, including incentive stock options, which can result in potentially favorable tax treatment to the participant, and non-qualified stock options. The compensation committee may specify the terms of such grants, subject to the terms of the Amended Plan. The grant of an option or SAR occurs when the compensation committee by resolution, written consent, or other appropriate action determines to grant such option or SAR for a particular number of shares to a particular participant at a particular option price or grant price, or such later date as the compensation committee shall specify in such resolution, written consent, or other appropriate action. The compensation committee is also authorized to grant SARs, either with or without a related option. The exercise price per share subject to an option is determined by the compensation committee, but may not be less than the fair market value of a share of common stock on the date of the grant, except in the case of substitute awards. In the case of substitute awards or awards granted in connection with an adjustment in the form of options or SARs, such grants shall have an option price (or grant price) per share that is intended to maintain the economic value of the award that was replaced or adjusted as determined by the compensation committee. The maximum term of each option or SAR, the times at which each option or SAR will be exercisable, and the provisions requiring forfeiture of unexercised options at or following separation from service generally are fixed by the compensation committee, except that no option or SAR relating to an option may have a term exceeding ten years. Incentive stock options that are granted to holders of more than ten percent of the Company’s voting securities are subject to certain additional restrictions, including a five-year maximum term and a minimum exercise price of 110% of fair market value.

A stock option or SAR may be exercised in whole or in part at any time, with respect to whole shares only, within the period permitted thereunder for the exercise thereof. Stock options and SARs shall be exercised by written notice of intent to exercise the stock option or SAR and, with respect to options, payment in full to the Company of the amount of the option price for the number of shares with respect to which the option is then being exercised. An award agreement may provide that the period of time over which an option, other than an incentive stock option, or SAR may be exercised shall be automatically extended if on the scheduled expiration of such award the participant’s exercise of such award would violate applicable securities law; provided, however, that during the extended exercise period the option or SAR may only be exercised to the extent such award was exercisable in accordance with its terms immediately prior to such scheduled expiration date; provided further, however, that such extended exercise period shall end not later than 30 days after the exercise of such option or SAR first would no longer violate such laws.
Payment of the option price shall be made in (i) cash or cash equivalents, or, (ii) at the discretion of the compensation committee, by transfer, either actually or by attestation, to the Company of unencumbered shares previously acquired by the participant, valued at the fair market value of such shares on the date of exercise (or next succeeding trading date, if the date of exercise is not a trading date), together with any applicable withholding taxes, such transfer to be upon such terms and conditions as determined by the compensation committee, (iii) by a combination of (i) or (ii), or (iv) by any other method approved or accepted by the compensation committee in its sole discretion, including, if the compensation committee so determines, (x) a cashless (broker-assisted) exercise that complies with applicable laws or (y) withholding shares (net-exercise) otherwise deliverable to the participant pursuant to the option having an aggregate fair market value at the time of exercise equal to the total option price. Until the participant has been issued the shares subject to such exercise, he or she shall possess no rights as a stockholder with respect to such shares. The Company reserves, at any and all times in the Company’s sole discretion, the right to establish, decline to approve, or terminate any program or procedures for the exercise of options by means of a method set forth in subsection (iv) above, including with respect to one or more participants specified by the Company notwithstanding that such program or procedures may be available to other participants.
Except as otherwise provided in the applicable award agreement, an option or SAR ceases to become exercisable upon a separation from service of the holder thereof. The compensation committee may determine in its discretion that an option or SAR may be exercised following any such separation from service, whether or not exercisable at the time of such separation; provided, however, that in no event may an option or SAR be exercised after the expiration date of such award specified in the applicable award agreement, except as otherwise provided in the Amended Plan.
Restricted Shares and Restricted Share Units. The compensation committee is authorized to grant restricted shares of common stock and restricted share units. Restricted shares are shares of common stock subject to transfer restrictions as well as forfeiture upon certain separations from service prior to the end of a restricted period or other conditions specified by the compensation committee in the award agreement. A participant granted restricted shares of common stock generally has most of the rights of a stockholder of the Company with respect to the restricted shares, including the right to receive dividends and the right to vote such shares. None of the restricted shares may be transferred, encumbered, or disposed of during the restricted period or until after fulfillment of the restrictive conditions.
Each restricted share unit has a value equal to the fair market value of a share of common stock on the date of grant. The compensation committee determines, in its sole discretion, the restrictions applicable to the restricted share units. A participant will be credited with dividend equivalents on any vested restricted share units at the time of any payment of dividends to stockholders on shares of common stock. Except as determined otherwise by the compensation committee, restricted share units may not be transferred, encumbered, or disposed of, and such units shall terminate, without further obligation on the part of the Company, unless the participant remains in continuous employment (or other service-providing capacity) of the Company for the restricted period and any other restrictive conditions relating to the restricted share units are met. Restricted share units are subject to similar transfer restrictions as restricted shares, except that no shares are actually awarded to a participant who is granted restricted share units on the date of grant, and such participant shall have no rights of a stockholder with respect to such restricted share units until the restrictions set forth in the applicable award agreement have lapsed.
Performance Awards. A performance award consists of a right that is denominated in cash or shares of common stock (including restricted stock units), valued in accordance with the achievement of certain performance goals during certain performance periods, as established by the compensation committee, and payable at such time and in such form as the compensation committee shall determine. Performance awards may be paid in a lump sum or in installments following the close of a performance period or on a deferred basis, as determined by the compensation committee. Separation from service prior to the end of any performance period, other than for reasons of death or total disability, will result in the forfeiture of the performance award. A participant’s rights to any performance award may not be transferred, encumbered, or disposed of in any manner, except by will or the laws of descent and distribution.

Performance awards are subject to certain specific terms and conditions under the Amended Plan. Unless otherwise expressly stated in the relevant award agreement, each award granted to a covered officer, as defined under the Amended Plan, is intended to be performance-based compensation within the meaning of Section 162(m) of the Code. Performance goals for covered officers will be limited to one or more of the following financial performance measures relating to the Company or any of its subsidiaries, operating units, business segments, or divisions: (a) earnings as adjusted for interest, taxes, depreciation, amortization, and/or stock compensation expense; (b) operating income or profit; (c) operating efficiencies and selling, general, and administrative expense; (d) return on equity, assets, capital, capital employed, or investment; (e) net income; (f) earnings per share; (g) financial ratios; (h) utilization management; (i) membership or membership months; (j) gross profit; (k) medical loss ratio; (l) stock price or total stockholder return; (m) provider network growth; (n) debt reduction; (o) strategic business objectives, consisting of one or more objectives based on meeting specified enrollment targets, member-based goals or initiatives (including member satisfaction goals), expense targets or measures, employee headcount targets, business expansion goals (including project management and implementation goals), and goals relating to acquisitions or divestitures; or (p) any combination of those objectives. Each goal may be expressed on an absolute and/or relative basis, may be based on or otherwise employ comparisons based on internal targets, the past performance of the Company, or any subsidiary, operating unit, or division of the Company, and/or the past or current performance of other companies, and in the case of earnings-based measures, may use or employ comparisons relating to capital, stockholders’ equity, and/or shares outstanding, or to assets or net assets. The compensation committee may appropriately adjust any evaluation of performance under criteria set forth in the Amended Plan to exclude any of the following events that occurs during a performance period: (a) asset impairments or write-downs; (b) litigation or claim judgments or settlements; (c) the effect of changes in tax law, accounting principles, or other such laws or provisions affecting reported results; (d) accruals for reorganization and restructuring programs; (e) any extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year; and (f) the effect of adverse or delayed federal, state, or local governmental or regulatory action; provided that the compensation committee commits to make any such adjustments within the 90 day period following the commencement of each performance period (or such other time as may be required or permitted by Section 162(m) of the Code). Notwithstanding the foregoing, the compensation committee may in its discretion, waive any performance goals and/or other terms and conditions relating to a performance award.
To the extent necessary to comply with Section 162(m) of the Code, with respect to grants of performance awards, no later than 90 days following the commencement of each performance period (or such other time as may be required or permitted by Section 162(m) of the Code), the compensation committee will, in writing, (1) select the performance goal or goals applicable to the performance period, (2) establish the various targets and bonus amounts which may be earned for such performance period, and (3) specify the relationship between performance goals and targets and the amounts to be earned by each covered officer for such performance period. Following the completion of each performance period, the compensation committee will certify in writing whether the applicable performance targets have been achieved and the amounts, if any, payable to covered officers for such performance period. In determining the amount earned by a covered officer for a given performance period, subject to any applicable award agreement, the compensation committee shall have the right to reduce (but not increase) the amount payable at a given level of performance to take into account additional factors that the compensation committee may deem relevant to the assessment of individual or corporate performance for the performance period. With respect to any covered officer, the maximum annual number of shares in respect of which all performance awards may be granted under the Amended Plan in any year is 350,000, and the maximum annual amount of all performance awards that are settled in cash is $5,000,000.
Other Stock-Based Awards. The compensation committee is authorized to grant any other type of awards that are denominated or payable in, valued by reference to, or otherwise based on or related to, shares of common stock. The compensation committee will determine the terms and conditions of such awards, consistent with the terms of the Amended Plan.
Non-Employee Director Awards. The board may provide that all or a portion of a non-employee director’s annual retainer, meeting fees, or other awards or compensation, as determined by the Board, will be payable in non-qualified stock options, restricted shares, restricted share units, or other stock-based awards, including unrestricted shares, either automatically or at the option of the non-employee directors. The board will determine the terms and conditions of any such awards, including those that apply upon the termination of a non-employee director’s service as a member of the board. Non-employee directors are also eligible to receive other awards pursuant to the terms of the Amended Plan, including options and SARs, restricted shares and restricted share units, and other stock-based awards, upon such terms as the compensation committee may determine; provided, however, that with respect to awards made to members of the compensation committee, the Amended Plan will be administered by the board.
Separation from Service. The compensation committee will determine the terms and conditions that apply to any award upon the separation from service of employment with the Company, its subsidiaries, and affiliates and provide such terms in the applicable award agreement or in its rules or regulations.

Change in Control. For purposes of the Amended Plan, a “Change in Control” shall mean any of the following events:
(i)
any person or entity, including a “group” as defined in Section 13(d)(3) of the Exchange Act other than the Company or a wholly-owned subsidiary thereof or any employee benefit plan of the Company or any of its subsidiaries, becomes the beneficial owner of the Company’s securities having 35% or more of the combined voting power of the then outstanding securities of the Company that may be cast for the election of directors of the Company (other than as a result of an issuance of securities initiated by the Company in the ordinary course of business);

(ii)
as the result of, or in connection with, any cash tender or exchange offer, merger or other business combination or contested election, or any combination of the foregoing transactions, less than a majority of the combined voting power of the then outstanding securities of the Company or any successor company or entity entitled to vote generally in the election of the directors of the Company or such other corporation or entity after such transaction are held in the aggregate by the holders of the Company’s securities entitled to vote generally in the election of directors of the Company immediately prior to such transaction;

(iii)
during any period of two consecutive years, individuals who at the beginning of any such period constitute the board cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the Company’s stockholders, of each director of the Company first elected during such period was approved by a vote of at least two-thirds (2/3rds) of the directors of the Company then still in office who were (i) directors of the Company at the beginning of any such period, and (ii) not initially (a) appointed or elected to office as result of either an actual or threatened election and/or proxy contest by or on behalf of a person other than the board, or (b) designated by a person who has entered into an agreement with the Company to effect a transaction described in (i) or (ii) above or (iv) or (v) below;

(iv)	a complete liquidation or dissolution of the Company; or

(v)	the sale or other disposition of all or substantially all of the assets of the Company to any person (other than a transfer to a subsidiary).
Unless otherwise provided by the compensation committee at or after grant, in an award agreement, or by a contractual agreement between the Company, in the event of a Change in Control, subject to certain conditions provided for in the Amended Plan: (i) the compensation committee may take such actions as it deems appropriate to provide for the acceleration of the exercisability, vesting, and/or settlement in connection with such Change in Control of each or any outstanding award or portion thereof upon such conditions as the committee shall determine, (ii) the surviving, continuing, successor, or purchasing corporation or other business entity or parent thereof, as the case may be (the “Acquiror”), may, without the consent of any participant, either assume or continue the Company’s rights and obligations under each or any award or portion thereof outstanding immediately prior to the Change in Control or substitute for each or any such outstanding award or portion thereof a substantially equivalent award with respect to the Acquiror’s stock, as applicable, (iii) the compensation committee may, in its discretion and without the consent of any participant, determine that, upon the occurrence of a Change in Control, each or any award or a portion thereof outstanding immediately prior to the Change in Control and not previously exercised or settled shall be canceled in exchange for a payment with respect to each vested share (and each unvested share, if so determined by the compensation committee) subject to such canceled award in (a) cash, (b) stock of the Company or of a corporation or other business entity a party to the Change in Control, or (c) other property which, in any such case, shall be in an amount having a fair market value equal to the fair market value of the consideration to be paid per share in the Change in Control, reduced by the exercise or purchase price per share, if any, under such award (which payment may, for the avoidance of doubt, be $0, in the event the per share exercise or purchase price of an award is greater than the per share consideration in connection with the Change in Control); and (iv) the compensation committee may, in its discretion, provide that in the event of a Change in Control, (a) any outstanding performance awards relating to performance periods ending prior to the Change in Control that have been earned but not paid shall become immediately payable, (b) all then-in-progress performance periods for performance awards that are outstanding shall end, and either (i) any or all participants shall be deemed to have earned an award equal to the relevant target award opportunity for the performance period in question, or (ii) at the compensation committee’s discretion, the committee shall determine the extent to which performance criteria have been met with respect to each such performance award, and (c) the Company shall cause to be paid to each participant such partial or full performance awards, in cash, shares, or other property as determined by the compensation committee, within thirty (30) days of such Change in Control, based on the Change in Control consideration, which amount may be $0 if applicable.

Any award or portion thereof which is neither assumed or continued by the Acquiror in connection with the Change in Control, nor exercised or settled as of the time of consummation of the Change in Control shall terminate and cease to be outstanding effective as of the time of consummation of the Change in Control.
Amendment and Termination. The board may amend, alter, suspend, discontinue, or terminate the Amended Plan or any portion of the Amended Plan at any time, except that stockholder approval must be obtained for any such action if such approval is necessary to comply with any tax or regulatory requirement with which the board deems it desirable or necessary to comply. The compensation committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel, or terminate any award, either prospectively or retroactively. Notwithstanding the foregoing, except for certain limited exceptions, the compensation committee does not have the power to amend the terms of previously granted options to reduce the exercise price per share of such options, amend the terms of previously granted SARs to reduce the grant price of such SARs, to cancel such options and grant substitute options with a lower exercise price per share than the canceled options, or cancel such SARs and grant substitute SARs with a lower grant price than the canceled SARs, in each case without the approval of the Company’s stockholders. The compensation committee also may not materially and adversely affect the rights of any award holder without the award holder’s consent.
Other Terms of Awards. The Company may take action, including the withholding of amounts from any award made under the Amended Plan, to satisfy withholding and other tax obligations. The compensation committee may provide for additional cash payments to participants to defray any tax arising from the grant, vesting, exercise, or payment of any award. Except as permitted by the applicable award agreement, awards granted under the Amended Plan generally may not be pledged or otherwise encumbered and are not transferable except by will or by the laws of descent and distribution, or as permitted by the compensation committee in its discretion.
Effective Date. The Amended Plan will become effective as of the date that the Company’s stockholders approve the Amended Plan.
Certain Federal Income Tax Consequences. The following is a brief summary of certain Federal income tax laws in effect on the date hereof. This summary is not intended to be exhaustive and the exact tax consequences to any participant will depend on his or her particular circumstances and other factors. The Amended Plan participants are encouraged to consult their own tax advisors with respect to any state tax consequences or particular federal tax implications of awards granted under the Amended Plan.
Tax consequences to the Company and to participants receiving awards will vary with the type of award. Generally, a participant will not recognize income, and the Company is not entitled to take a deduction, upon the grant of an incentive stock option, a nonqualified option, a SAR, a restricted share, or a restricted share unit award. A participant will not have taxable income upon exercising an incentive stock option (except that the alternative minimum tax may apply). Upon exercising an option other than an incentive stock option, the participant must generally recognize ordinary income equal to the difference between the exercise price and fair market value of the freely transferable and non-forfeitable shares of common stock acquired on the date of exercise. Similarly, the exercise of an SAR will result in ordinary income on the value of the stock appreciation right to the individual at the time of exercise.
If a participant sells shares of common stock acquired upon exercise of an incentive stock option before the end of two years from the date of grant and one year from the date of exercise, the participant must generally recognize ordinary income equal to the difference between (i) the fair market value of the shares of common stock at the date of exercise of the incentive stock option (or, if less, the amount realized upon the disposition of the incentive stock option shares of common stock), and (ii) the exercise price. Otherwise, a participant’s disposition of shares of common stock acquired upon the exercise of an option (including an incentive stock option for which the incentive stock option holding period is met) or SAR generally will result in short-term or long-term capital gain or loss measured by the difference between the sale price and the participant’s tax basis in such shares of common stock. A participant’s tax basis generally will be the sum of the exercise price of the option or SAR plus any amount previously recognized as ordinary income in connection with the exercise of the option or SAR.
The Company generally will be entitled to a tax deduction equal to the amount recognized as ordinary income by the participant in connection with an option or SAR. The Company generally is not entitled to a tax deduction relating to amounts that represent a capital gain to a participant. Accordingly, the Company will not be entitled to any tax deduction with respect to an incentive stock option if the participant holds the shares of common stock for the incentive stock option holding periods prior to disposition of the shares.

With respect to the grant of restricted shares, the participant will recognize ordinary income on the fair market value of the common stock at the time restricted shares vest (less any amount paid for the shares) unless a participant makes an election under Section 83(b) of the Code to be taxed at the time of grant. With respect to a grant of restricted share units, the participant will recognize ordinary income on the amount of cash (for units payable in cash) or the fair market value of the common stock (for units settled in stock) at the time such payments are made available to the participant under the terms of the restricted share unit award. The participant also is subject to capital gains treatment on the subsequent sale of any common stock acquired through the vesting of a SAR, restricted share award, or restricted share unit award. For this purpose, the participant’s basis in the common stock is its fair market value at the time the SAR is exercised, the restricted share becomes vested (or is granted, if an election under Section 83(b) is made), or the restricted share units become vested (unless delivery of the shares has been validly deferred). The Company will be allowed a deduction for the amount of ordinary income recognized by a participant with respect to a restricted share award.
Payments made under performance awards are taxable as ordinary income at the time an individual attains the performance goals and the payments are made available to, and are transferable by, the participant. Participants receiving performance awards settled in shares of the Company’s common stock will recognize ordinary income equal to the fair market value of the shares of the Company’s common stock received as the performance goals are met and such shares vest, less any amount paid by the participant for the performance shares, unless the participant makes an election under Section 83(b) of the Code to be taxed at the time of the grant. A Section 83(b) election may not be available with respect to certain forms of performance awards. The participant is also subject to capital gain or loss treatment on the subsequent sale of any of the Company’s common stock awarded to a participant as performance shares. Unless a participant makes a Section 83(b) election, his or her basis in the stock is its fair market value at the time the performance goals are met and the performance shares become vested.
Section 162(m) of the Code generally disallows a public company’s tax deduction for compensation paid in excess of $1 million in any tax year to its chief executive officer and certain other most highly compensated executives. However, compensation that qualifies as “performance-based compensation” is excluded from this $1 million deduction limit and therefore remains fully deductible by the company that pays it. The Company generally intends that, except as otherwise determined by the compensation committee (i) performance awards and (ii) options granted (a) with an exercise price at least equal to 100% of fair market value of the underlying shares of common stock at the date of grant (b) to employees the compensation committee expects to be named executive officers at the time a deduction arises in connection with such awards, qualify as “performance-based compensation” so that these awards will not be subject to the Section 162(m) deduction limitations. The compensation committee will not necessarily limit executive compensation to amounts deductible under Section 162(m) of the Code, however, if such limitation is not in the best interests of the Company and its stockholders.
Substitute payments for dividends made to participants with respect to restricted shares or certain performance awards payable in the Company’s stock will be taxed as ordinary income to the participant until the shares vest. After vesting, dividend payments may be qualified dividend income subject to a current maximum federal tax rate of 15% provided that the stockholder meets certain other requirements with respect to those shares. If a participant makes a Section 83(b) election with respect to restricted shares or certain eligible performance awards, these payments may be qualified dividend income, provided that the other requirements are met. We recommend that participants consult with their tax advisors to determine whether such dividends are qualified dividend income.
Section 409A of the Code provides generally that nonqualified deferred compensation that does not meet certain requirements will subject the recipients of such compensation to accelerated taxation, enhanced underpayment interest and an additional twenty percent tax. Although the Company intends to administer the plan so that awards will be exempt from, or will comply with, the requirements of Section 409A of the Code, the Company does not warrant that any award under the plan will qualify for favorable tax treatment under Section 409A of the Code or any other provision of federal, state, local or foreign law. The Company shall not be liable to any participant for any tax, interest, or penalties that participant might owe as a result of the grant, holding, vesting, exercise, or payment of any award under the plan.
The foregoing discussion is general in nature and is not intended to be a complete description of the Federal income tax consequences of the Amended Plan. This discussion does not address the effects of other Federal taxes or taxes imposed under state, local or foreign tax laws. Participants in the Amended Plan are urged to consult a tax advisor as to the tax consequences of participation.
The Amended Plan is not intended to be qualified under Section 401(a) of the Code.

EQUITY COMPENSATION PLAN INFORMATION
The following table provides certain information as of March 1, 2010 with respect to our equity compensation plans:

	(a)	(b)	(c)
	Number of	Weighted-
	securities to be	average	Number of securities
	issued upon	exercise price	remaining for future
	exercise of	of outstanding	issuance under equity
	outstanding	options,	compensation plans
	options, warrants	warrants and	(excluding securities
	and rights	rights	reflected in column(a))

Equity compensation plans approved by security holders	4,421,845	$18.19	1,508,691	(1)
Equity compensation plans not approved by security holders	—	—	—

Total	4,421,845	$18.19	1,508,691

(1)
Reflects shares of common stock available for issuance under our 2006 Equity Incentive Plan and our Amended and Restated 2008 Management Stock Purchase Plan, the only equity compensation plans approved by our stockholders under which we continue to grant awards.

PROPOSAL 3 — RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM
The audit committee has appointed KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2010. Services provided to the Company and its subsidiaries by KPMG LLP in fiscal 2009 are described above under “Audit Committee Report” and “Fees Billed to the Company by KPMG LLP During 2009 and 2008.”
Representatives of KPMG LLP will be present at the annual meeting. They will have the opportunity to make a statement if they desire to do so, and we expect that they will be available to respond to questions.
Ratification of the appointment of KPMG LLP requires an affirmative vote from a majority of the votes cast by the holders of the shares of common stock voting in person or by proxy at the annual meeting. If the Company’s stockholders do not ratify the appointment of KPMG LLP, the audit committee will reconsider the appointment and may affirm the appointment or retain another independent accounting firm. Even if the appointment is ratified, the audit committee may in the future replace KPMG LLP as our independent registered public accounting firm if it is determined that it is in the Company’s best interests to do so.
THE AUDIT COMMITTEE AND THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY FOR THE YEAR ENDING DECEMBER 31, 2010.
OTHER MATTERS
We are not aware of any matters other than those discussed in the foregoing materials contemplated for action at the annual meeting. The persons named in the Proxy Card will vote in accordance with the recommendation of the board of directors on any other matters incidental to the conduct of, or otherwise properly brought before, the annual meeting. The Proxy Card contains discretionary authority for them to do so.

EXECUTIVE AND DIRECTOR COMPENSATION
Compensation Discussion and Analysis
Overview of Executive Compensation Program
Compensation Philosophy. The core philosophy of our compensation program is to focus our executive officers on increasing stockholder value by making a substantial portion of each executive officer’s potential compensation, both short- and long-term, contingent upon the Company’s financial performance. Accordingly, the most significant components of our compensation program, in terms of the financial value we provide to executives, are equity- and performance-based. Our compensation philosophy also allows for flexibility in establishing compensation based on an evaluation of other relevant information presented and recommended by management that is not necessarily related to Company financial performance, including the subjective and objective considerations described below under “—Compensation Process and Administration.” This flexibility allows us to ensure that our compensation programs are competitive within our markets, consistent in terms of internal pay equity at the Company, and appropriately reflect the unique contributions of our executives.
Compensation Objectives. We believe our compensation philosophy supports our three primary compensation objectives:
•	To attract and retain superior executive talent;
•	To reward our executives based on Company and individual performance; and
•	To align executives’ economic incentives with those of our stockholders.
Each component of our executive compensation program is designed to simultaneously fulfill one or more of these objectives. With these objectives in mind, our executive compensation program consists primarily of three components:
•	Base salaries, reviewed at least annually;
•	Annual, primarily cash-based, performance bonuses; and
•	Equity-based awards (stock options and restricted shares), subject to vesting over a period of several years.
Compensation Benchmarks, Mix, and Program Design. The compensation committee designed our basic compensation programs for 2009, including our compensation “benchmarks” and the allocation of the various elements, or “compensation mix,” based on information provided in prior years by Hay Group, an independent compensation consultant engaged by the compensation committee, and based on information provided by the Company’s human resources department. Hay Group was engaged by the compensation committee shortly after our initial public offering in 2006 based, in part, on its national reputation as a high quality compensation consulting firm. Our general pay positioning policies, or benchmarks, are as follows:
•	In order to be market-competitive, base salaries are generally targeted near the median (50th percentile) salary levels of a self-constructed peer group; and
•
In order to allow for above-average compensation for above-average performance, total potential compensation opportunities are generally targeted between the 50th percentile and the 75th percentile of our peer group.

We do not, however, rigidly adhere to these benchmarks or any other formulas. These benchmarks and the related results of peer group compensation studies have been used by the compensation committee primarily as baseline references. Executives may be compensated below or above these benchmarks based on other factors, including those described under “—Compensation Process and Administration,” which we do not believe are captured in the peer surveys. For example, the compensation committee may determine to adjust the base salary above the peer group median if it is determined that an executive’s value is above “market” based on one or more of these factors or as a result of a negotiation to hire or retain the executive.
For similar reasons, with respect to compensation mix we do not adhere strictly to pre-set formulas in allocating among the three primary components of executive compensation. As a general matter, however, we believe approximately 50% to 75% of an executive’s targeted total potential compensation, typically increasing as authority and responsibilities increase, should be performance- and equity-based, with the equity component comprising a relatively high amount of the total potential compensation at the highest levels of management. We believe our emphasis on equity focuses our executives, particularly those whose actions can have a direct impact on our stock price, on contributing to our long-term performance and increasing our share price over time. We believe approximately 20% to 25% of the executive’s targeted potential total compensation being allocated to short-term cash performance bonus opportunities is also appropriate, reflecting our desire to reward and encourage the achievement of short-term business objectives and performance, which should also benefit our stockholders.

Initial base salaries and target cash bonus plan opportunities as a percentage of base salary are generally set forth in an executive’s initial employment agreement or offer letter and are subject to increase at the compensation committee’s discretion. The Company’s performance goals have historically been based on earnings targets on a Company-wide basis, generally determined with reference to, and reflecting a sliding scale banded around, our budget and financial guidance communicated to our investors. A significant portion of our executive officers’ cash bonus plan targets for 2009 (100% for our chief executive officer and president) were based on earnings per share goals.
For bonus purposes, “target” financial performance goals are typically as recommended by our chief executive officer, president, and chief financial officer, and are intended to be both reasonable and attainable based on our estimate of our financial performance for the coming year. In setting the annual performance goals under our bonus plan, we believe it is important to try to maintain consistency year-over-year in the level of difficulty in achieving the bonus plan targets. As the many variables that ultimately determine our financial performance are subject to numerous risks and uncertainties, however, our actual performance, and corresponding payouts under our bonus plan, may be subject to a wide range of outcomes. Additionally, the compensation committee has the authority to grant subjective bonuses. Notwithstanding achievement of Company-wide targets, the compensation committee may also exercise its discretion to adjust payouts downward when it deems appropriate. Although we do not presently have any formal policies or practices that provide for the recovery of amounts previously paid to an executive officer in the event of employee misconduct or the operating results on which the payment was based are restated or otherwise adjusted downward, in such event we reserve the right to seek all recoveries available under the law.
Long-Term Equity Incentives. Our equity incentive program is designed to both reward our executives for past performance and retain our executives by giving them a vested interest in our future success and, accordingly, to focus our executives on long-term performance and share value. Long-term equity incentives hold executives accountable for decisions that may have a long-term impact, and thus, we believe, focus executives on implications of their decisions over an extended time frame. We also believe equity incentives are necessary to be competitive in our recruitment and retention efforts.
Stock options have historically served as the primary vehicle for long-term compensation to our executive officers under the belief that stock options motivate executives to improve stockholder value over an extended time horizon. In 2008, because previously awarded stock option exercise prices were substantially higher than then-current stock prices and thus were providing little incentive to our executive officers, we began issuing a portion of long-term equity value in the form of restricted shares to certain of our executive officers. We continued that practice in 2009. We believe that providing a portion of the annual equity award in the form of “full value” restricted shares adds to the perceived value, as a whole, of the annual equity award for these executives.
Annual equity awards to executive officers are determined by reference to a targeted dollar amount. The targeted dollar amount is then converted into a fixed amount of options or restricted shares by dividing the targeted dollar amount by a notional reference price (determined generally based on a formula that attempts to normalize the prior year-end’s stock price by averaging the last 10 trading days and the first 10 trading days of each year). For purposes of determining the number of options to be awarded, a ratio of options to each whole share resulting from the initial calculation is utilized (historically, three-for-one). The compensation committee determines the targeted dollar amount on a discretionary basis, by general reference to peer group median compensation amounts, and in most cases the compensation committee aligns targeted long-term incentive values based on organizational seniority and pay grades. The compensation committee also takes into account, among other factors, the recommendations of our chief executive officer, our target compensation benchmarks, executive officer performance, and the estimated annual financial accounting compensation expense associated with the equity program. Prior equity grants and current equity holdings may also influence the annual grant for a given executive.
Historically, vesting restrictions with respect to equity awards to our executive officers have been based solely on continued service, not performance measures. The values of stock options, by their nature, are contingent upon the performance of the Company’s stock price. Additionally, time-based vesting of both options and restricted shares provides economic benefit only to the extent the executive maintains employment with the Company over the vesting period. Multi-year vesting of these awards requires both long-term performance and stock price appreciation in order to realize significant value from these awards. Options and restricted shares awarded by the Company have generally been subject to vesting over four years. Additionally, substantially all outstanding options and restricted shares under the Company’s equity plans provide for “double trigger” accelerated vesting upon a change of control, with the vesting of these awards contingent on the actual or constructive termination of the employee within twelve months following a change of control. In determining to provide double trigger vesting, we considered that “automatic” acceleration provisions may serve as a deterrent to potential acquirers in light of the additional equity compensation likely required in order to retain management. On the other hand, the absence of any accelerated vesting provision could be perceived as a competitive disadvantage in our recruiting and retention efforts, as employees often consider the opportunity to realize significant equity returns in a change of control transaction as a critical element of compensation. Additionally, the absence of an accelerated vesting provision could impact an employee’s willingness to work through a merger transaction that could be beneficial to our stockholders.

To the extent practicable, it is our policy that the annual executive officer equity awards be approved at a compensation committee meeting early in the calendar year after year-end results are available. We generally intend to make these awards effective as of the third trading day following the date of the public release of the Company’s earnings for the prior year. With respect to new hires, promotions, or other ad hoc awards, the policy is for equity awards to be effective as of the third trading day following the date of the public release of the Company’s earnings for the prior year or quarter end, as applicable, that follows the compensation committee meeting at which the award was approved. This policy applies to awards to all employees, not just our executive officers. Notwithstanding the foregoing, the compensation committee may make an exception to the general policies above when it determines an exception is in the best interest of the Company based on the recommendation of our chief executive officer. In the event of an exception to these policies, the compensation committee will generally avoid making grants at such times when senior management may be in possession of favorable material non-public information, to the extent practicable, and will, in any event, consider the potential impact of such non-public information on our share price when determining the amount of the grant. It is our policy and a requirement of the 2006 Equity Incentive Plan that option awards be granted with an exercise price not less than the closing price of our common stock on the effective date of grant.
Compensation Process and Administration. The compensation committee reviews the Company’s compensation policies on an annual basis in relation to the objectives of our compensation program and our overall compensation philosophies. The compensation committee conducts this review as early as practicable each year as part of its approval of bonuses for the prior year and incentives for the current year. The compensation committee reviews “tally” sheets (prepared by the Company’s legal and human resources departments) quantifying all aspects, current or contingent (including severance and change of control payments), of executive compensation. The information provided by these tally sheets is used by the compensation committee primarily to confirm that executives are compensated, as a whole, in a manner generally consistent with the design and objectives of our compensation programs. The information provided by these tally sheets is also instructive and may influence the compensation committee’s decisions, including as to compensation “mix” for a given executive (for example, if an executive, such as our chief executive officer, is already substantially invested in the Company’s stock). Each year the compensation committee also utilizes a preliminary draft of the summary compensation table prepared by the Company’s legal and human resources departments to assess internal pay equity. Similar to tally sheets, however, this summary information is used to facilitate the compensation committee’s understanding of relative pay levels among executives and is not determinative of final compensation. To the extent, for a given executive, the tally sheets or summary compensation table indicate a significant disparity as compared to his or her pay grade based on title and responsibility, the compensation committee will consult with our chief executive officer to confirm this disparity does not conflict with our compensation philosophies and objectives or otherwise present a material internal issue from a retention or fairness standpoint.
Consistent with our flexible compensation philosophy, the compensation committee may also consider, among other factors:
•	the executive’s individual performance during the year;
•	his or her projected role and responsibilities for the coming year;
•	his or her actual and potential impact on the successful execution of Company strategy;
•	recommendations from our chief executive officer or compensation consultants;
•	an officer’s prior compensation, experience, and professional status;
•	internal pay equity;
•	negotiations relating to an executive’s initial hiring, including compensation forfeited with a previous employer;
•	employment market conditions and compensation practices within our peer group; and
•	the vulnerability to recruitment by other companies and the difficulty and costs associated with replacing executive talent.
The weighting of these and other relevant factors is determined on a case-by-case basis for each executive.
The views and recommendations of the chief executive officer with respect to the foregoing factors will typically be solicited by the compensation committee with respect to executive officer compensation (other than with respect to the chief executive officer) as part of the annual review process. The chief executive officer’s recommendations are considered by the compensation committee to be a significant, but not determinative, factor in the final compensation decisions. The compensation committee makes all final decisions regarding executive compensation in meetings without the interested executive officers present. Moreover, the compensation committee retains exclusive authority over the hiring of its compensation consultants and executive officer compensation decisions, and the compensation committee does not delegate its authority to make equity awards to any executive or other officer or employee.

2009 Named Executive Officer Compensation
Our “named executive officers” for purposes of proxy statement disclosure for 2009 are Herbert A. Fritch, Chairman of the Board and Chief Executive Officer; Karey L. Witty, Executive Vice President and Chief Financial Officer; Michael G. Mirt, President and Chief Operating Officer; Scott C. Huebner, Executive Vice President and President — Texas HealthSpring; Mark A. Tulloch, Executive Vice President — Managed Care Operations; and Kevin M. McNamara, our former Executive Vice President and Chief Financial Officer. The compensation of our named executive officers for 2009 is summarized below under “Summary Compensation Table.”
In establishing the 2009 executive compensation programs, the compensation committee utilized the services of its consultant, Hay Group. During the fourth quarter of 2008, at the request of the compensation committee, Hay Group updated its prior peer compensation analyses regarding executive compensation, including salaries, cash incentive bonuses, and long-term equity incentives. Peer companies, as selected by Hay Group with the compensation committee’s guidance and concurrence, were from within the managed care (including Medicare and Medicaid) and healthcare services industries and based primarily on revenue (generally within a range of one-half to double the Company’s revenue). The peer group also included other, sometimes larger, healthcare services companies based in Nashville with whom we compete for executive talent.
The peer group included in the updated Hay Group analyses was comprised of the following 12 companies: AMERIGROUP Corporation, AmSurg Corp., Apria Healthcare Group Inc., Centene Corporation, Emergency Medical Services Corporation, Healthways, Inc., Lifepoint Hospitals, Inc., Magellan Health Services, Inc., MEDNAX, Inc. (formerly known as Pediatrix Medical Group, Inc.), Molina Healthcare, Inc., Psychiatric Solutions, Inc., and Universal American Corp. The analyses reviewed the competitive pay practices relevant to our program design using the then-most-recent publicly available proxy statement data of the peer companies. Hay Group also utilized published and proprietary executive compensation surveys. Specific executive position matches within the peer group were based on the degree of comparability of the positions’ roles and responsibilities. Management was also consulted in order to establish appropriate position comparables.
The compensation committee considered the information from the peer compensation analyses, together with tally sheets and draft summary compensation tables prepared by management. Based on this information, and in light of the policies and programs described above under “—Overview of Executive Compensation Program” and the recommendations of our chief executive officer and president, the compensation committee made the following determinations regarding 2009 named executive officer compensation.
2009 Base Salaries. The Hay Group peer compensation analyses indicated that Mr. Fritch’s base salary was approximately equal to the peer group median and no additional increase was made in Mr. Fritch’s base salary for 2009.
Effective November 1, 2008, Mr. Mirt was appointed our president. In connection with that appointment, and as a result of negotiations between Mr. Mirt and Company representatives, Mr. Mirt agreed to an initial annual base salary of $450,000. During 2009, Mr. Mirt assumed the additional role of chief operating officer. In light of his increased job responsibilities, the compensation committee approved an increase in Mr. Mirt’s annual base salary to $550,000, effective October 1, 2009.
Effective July 1, 2009, Mr. Witty was appointed our executive vice president and chief financial officer. In connection with his appointment and as a result of negotiations between Mr. Witty and Company representatives, Mr. Witty agreed to an annual base salary of $400,000, prorated for his actual days of employment in 2009.
Based primarily on the recommendation of the chief executive officer and considerations of internal pay equity, no change was made to Mr. Huebner’s 2009 base salary. Mr. Tulloch’s annual base salary for 2009 was increased by $35,000 (a 14% increase) based on added responsibilities and internal pay equity.
Mr. McNamara retired from all positions with the Company, effective May 31, 2009. In anticipation of his departure (announced in November 2008), the compensation committee did not increase his base salary for 2009.
2009 Performance Bonuses.
2009 Cash Bonuses for Messrs. Fritch and Mirt. In March 2009, the compensation committee adopted the 2009 performance cash bonus plan pursuant to which cash bonuses for Messrs. Fritch and Mirt were targeted as a percentage of base salary (100% for Mr. Fritch and 75% for Mr. Mirt) and were conditioned on the Company’s achievement of financial results, determined by reference to the 2009 earnings per share, or EPS, guidance range of $2.00 to $2.20, as publicly announced by the Company to the investment community in February 2009. The EPS goals were targeted on a sliding scale that allowed for payouts ranging from 50% to 200% of the target bonus amount based on actual 2009 EPS results. No bonus pursuant to this plan would have been payable for EPS below $2.00 and the maximum 200% of target payout was established at an actual 2009 EPS of $2.35 or above. At the time it was set, 2009 EPS of $2.35, the level at which the 200% cash bonus was payable, was perceived by the compensation committee to be a difficult target for the Company to achieve. The target was $0.15 per share, or 7%, above the high end of the EPS guidance range ($2.00 — $2.20) given to the investment community when the target was established and it represented an increase of approximately 11% over 2008 reported EPS of $2.12. For 2009, the Company reported EPS of $2.41, which exceeded the $2.35 EPS target and resulted in a payment of 200% of the target bonuses for Messrs. Fritch (200% of base salary) and Mirt (150% of base salary).

2009 Cash Bonuses for Messrs. Huebner and Tulloch. In March 2009, the compensation committee approved 2009 annual cash bonus opportunities of up to 50% of base salary with respect to Messrs. Huebner and Tulloch. The compensation committee directed that annual cash bonuses for these executives be based on Company-wide performance, specific plan performance (with respect to Mr. Huebner), and individual performance, all as determined in the subjective discretion of, and as recommended to the compensation committee for approval by, the president. During the second quarter of 2009, the president determined that annual cash bonuses for these executives would be based on the following components:

		Business Unit
Name	Corporate Performance	Performance	Individual Performance
Scott C. Huebner	33%	33%	33%
Mark A. Tulloch	50%		50%
The corporate performance for each executive was based on the Company’s achievement of financial results as compared to the 2009 earnings per share, or EPS, guidance range of $2.00 — $2.20, as publicly announced to the investment community in February 2009, in substantially the same manner that the compensation committee had previously established for the chief executive officer and president. With respect to business unit performance, the president determined that Mr. Huebner would be evaluated based on the achievement of financial results for the Texas plan as compared to 2009 budgeted earnings before interest, taxes, depreciation, and amortization (and before certain allocations of corporate overhead) of approximately $99.5 million. With respect to Messrs. Huebner’s and Tulloch’s individual performance, no specific individual goals were established. Rather, the president determined that each executive would be subjectively evaluated on his performance in compliance, contributions to the enterprise as a whole, and individual leadership, and it was communicated to each executive that he would be subjectively evaluated on such bases for the individual performance portion of his 2009 annual bonus.
In February 2010, the compensation committee approved 2009 annual bonuses for Messrs. Huebner and Tulloch in amounts equal to 100% of their target annual cash bonus opportunities (50% of base salary). The president determined that the corporate performance component and, with respect to Mr. Huebner, the business unit performance component, for 2009 annual bonus purposes were met based on the Company’s reported EPS of $2.41 and actual 2009 EBITDA for the Texas plan of approximately $100.5 million. For each of Messrs. Huebner and Tulloch, the president determined that his individual performance component was satisfied based on such executives’ activities and accomplishments, in the subjective judgment of the president, in the areas of regulatory compliance, enterprise-wide contributions, and leadership. The compensation committee reviewed and discussed the president’s assessment of each of Messrs. Huebner’s and Tulloch’s individual performance and accepted the president’s recommendation to pay the targeted individual performance amounts.
In addition to the 2009 annual bonuses discussed above, based on the recommendations of the chief executive officer and president, the compensation committee also approved additional non-incentive plan cash bonus amounts for Messrs. Huebner and Tulloch equal to 35% and 30%, respectively, of their base salaries. The Company’s strong financial performance in 2009, as evidenced by the Company substantially exceeding EPS guidance and budgets established at the beginning of the year, and Messrs. Huebner’s and Tulloch’s significant contributions to the Company’s financial performance, were the primary reasons for the additional cash bonuses.
2009 Cash Bonuses for Messrs. Witty and McNamara. In connection with Mr. Witty’s appointment, the compensation committee approved a guaranteed cash bonus for 2009 of 75% of Mr. Witty’s base salary, prorated for actual days of employment. Mr. Witty also received a signing bonus of $250,000 in part in lieu of any relocation expenses associated with relocating from St. Louis, Missouri, to the Company’s Nashville, Tennessee-area headquarters.
In February 2010, the compensation committee awarded a 2009 annual bonus to Mr. Witty equal to 75% of his annual base salary. Because Mr. Witty worked for only one-half of 2009, the cash bonus awarded was twice the amount guaranteed at the time he joined the Company. Based on the chief executive officer’s recommendation, the compensation committee determined that a cash bonus to Mr. Witty in such amount was appropriate in light of the 200% payout for the chief executive officer and president. The committee reasoned that Mr. Witty, as chief financial officer, would have been measured similarly if he had been employed by the Company at the beginning of 2009 so awarding him at 200% of his guaranteed amount for one-half of 2009 was appropriate, taking into account his contributions to the Company during 2009.

Mr. McNamara, who resigned effective May 31, 2009, was ineligible to receive a bonus for 2009.
2009 Long-Term Equity Incentives. In February 2009, the compensation committee approved awards of long-term equity incentives to Messrs. Fritch, Tulloch, and Huebner valued between 30% and 50% of their 2009 targeted total compensation opportunities, with Mr. Fritch receiving all options and the ratio of the value of options to the value of restricted shares for Messrs. Huebner and Tulloch at 60%/40%. In light of the award of an option to purchase 175,000 shares of Company common stock made to Mr. Mirt in connection with his employment in November 2008, the compensation committee determined to award 10,000 restricted shares to Mr. Mirt in appreciation for his decision to join the Company and as encouragement toward his stock ownership guidelines requirements. In connection with his appointment in July 2009, and as a result of negotiations with Company representatives, the compensation committee approved an initial grant of 10,000 restricted shares and an option to purchase 125,000 shares of Company common stock to Mr. Witty. Mr. McNamara did not receive any equity awards in 2009. All 2009 equity awards to our named executive officers are summarized below under “Grants of Plan-Based Awards in 2009.”
2010 Named Executive Officer Compensation
2010 Base Salaries. The annual base salaries of our named executive officers for 2010 remained the same as 2009, except for Messrs. Fritch and Tulloch, whose annual base salaries were increased by $50,000 (6% increase) and $15,000 (5% increase), respectively.
2010 Performance Bonus Opportunities. The compensation committee adopted an executive officer cash bonus plan in March 2010. Cash incentive bonus opportunities under the bonus plan for 2010 were also established by the committee, and targeted as a percentage of base salary. The “target” percentage for each of the named executive officers for 2010 bonus opportunities is set forth below.

Name	Title	Target %
Herbert A. Fritch	Chief Executive Officer	100%
Michael G. Mirt	President and Chief Operating Officer	75%
Karey L. Witty	Executive Vice President and Chief Financial Officer	75%
Scott C. Huebner	Executive Vice President and President — Texas HealthSpring	50%
Mark A. Tulloch	Executive Vice President — Enterprise Operations	50%
Cash incentive bonuses payable under the bonus plan for 2010 for these executives are based on the following components:

	Company	Business Unit	Individual
Name	Performance	Performance	Performance
Herbert A. Fritch	100%	—	—
Michael G. Mirt	100%	—	—
Karey L. Witty	100%	—	—
Scott C. Huebner	50%	25%	25%
Mark A. Tulloch	50%	25%	25%
The Company performance component of the bonus plan for 2010 for all of the named executive officers is based on the Company’s achievement of financial results, determined by reference to a 2010 EPS range of $2.18 to $2.43, as publicly guided by the Company to the investment community in February 2010. As in 2008 and 2009, the EPS goals are targeted on a sliding scale that allows for possible payouts of between 50% and 200% of the Company performance component percentage based on actual 2010 EPS results. No bonus will be payable under the Company performance component of the bonus plan for 2010 EPS below $2.18 and the maximum 200% percentage payout will be at a 2010 EPS target above $2.43, the high end of the guidance range. For Messrs. Huebner and Tulloch, the business unit performance component of the bonus plan for 2010 will be based on a combination of one or more measures of business unit earnings before interest, taxes, depreciation, and amortization; business unit selling, general, and administrative expense; and on certain other membership and operational objectives, including health plan member satisfaction criteria. The individual performance component of the bonus plan for Messrs. Huebner and Tulloch for 2010 will be determined by the compensation committee, based on the subjective discretion of, and recommendation to the committee for approval by, the Company’s president.

2010 Long-Term Equity Incentives.
Annual Equity Grants. During the first quarter of 2010, the compensation committee approved annual grants of long term equity incentives to Messrs. Fritch, Mirt, and Witty in the form of options to purchase 280,220 shares (valued at approximately 200% of total 2010 compensation opportunities), 113,324 shares (valued at approximately 125% of total 2010 compensation opportunities), and 82,418 shares (valued at approximately 125% of total 2010 compensation opportunities), respectively, of the Company’s common stock, at an exercise price of $17.82 per share. The compensation committee also approved annual equity grants to Messrs. Huebner and Tulloch of an option to purchase 6,181 shares and 6,181 restricted shares (valued at approximately 50% of their total 2010 compensation opportunities). All of such awards vest over four years.
Restricted Stock Bonuses. In addition to 2010 annual equity grants, the compensation committee also approved restricted stock bonus awards to certain of the named executive officers as follows: Mr. Fritch (30,000 shares); Mr. Mirt (19,665 shares); Mr. Witty (14,302 shares); Mr. Huebner (10,000 shares); and Mr. Tulloch (7,500 shares). These awards were made in addition to the annual grants to the executive officers identified above, as well as other selected members of senior management, as further inducement to align executives’ interests with those of the Company’s stockholders and in recognition that previous awards of stock options continue to provide little incentive value based on current trading prices.
Change of Control; Termination Benefits
Severance and Noncompetition Agreements. We believe that reasonable and appropriate severance and change of control benefits are necessary in order to be competitive in our executive recruiting and retention efforts. These types of benefits are also required by the generally competitive recruiting environment within our industry and as a result of our location in Nashville, Tennessee, which is home to numerous public and private healthcare companies. We also believe that change of control arrangements provide an executive job security that reduces the reluctance of an executive to pursue a change of control transaction that could be in the best interests of our stockholders and discourages defections if faced with a hostile takeover attempt.
In December 2009, the compensation committee approved new severance and noncompetition agreements (the “Severance Agreements”) for certain of the Company’s officers, including the Company’s chief executive officer and other executive officers. The Severance Agreements replaced any existing employment and severance agreements between the Company and these individuals. Prior to approving the agreements, the compensation committee retained Hay Group to review the proposed severance framework and form of Severance Agreement to determine whether they were consistent with the compensation committee’s desire to provide competitive change of control and severance protection for certain of the Company’s executives as compared to the Company’s peer group. Among other matters, Hay Group confirmed that the proposed change of control and severance arrangements, including the amounts to be paid out thereunder, were reasonable, consistent with peer group and market practices, and in accordance with the compensation committee’s philosophical objectives. The material terms of the executive Severance Agreements are generally as described below.
Termination in Connection with a Change of Control. If any of the Company’s executive officers are terminated within 24 months following a “change of control,” the executive will be entitled to receive a lump sum payment equal to two times the sum of (A) the executive’s base salary in effect immediately prior to such termination and (B) the executive’s target annual bonus for the year in which such termination occurs. For a period of two years following any such termination, the Company will also be required to continue to provide, at the Company’s expense, medical and dental insurance benefits to the executive on substantially the same terms and conditions existing immediately prior to such termination.
In the event that any payment received by any of the Company’s executive officers in connection with a change of control would constitute an “excess parachute payment” within the meaning of Section 280G of the United States Internal Revenue Code of 1986, as amended (the “Code”), the Severance Agreements provide that such payment will be reduced by an amount necessary to prevent any portion of the payment from constituting an “excess parachute payment” as defined in Section 280G of the Code.
The Severance Agreements generally contain the same definition of “change of control” as the Amended Plan, which is set forth in “Proposal Two — Summary of Amended Plan.”
Termination without Cause or for Good Reason. If the Company terminates Messrs. Fritch, Mirt, or Witty without “cause,” or if any of these officers resigns for “good reason,” the executive will be entitled to receive severance pay equal to two times the executive’s base salary in effect immediately prior to such termination. The severance will be paid in regular installments in accordance with the Company’s normal payroll policies then in effect for a period of 24 months following the date of the termination. If the Company terminates any of the Company’s other executive officers without cause or such executive resigns for good reason, the executive will be entitled to receive severance pay equal to 1.5 times the executive’s base salary in effect immediately prior to such termination. For a period of 18 months following the date of the termination, the Company will also be required to continue to provide, at the Company’s expense, medical and dental insurance benefits to the executive on substantially the same terms and conditions existing immediately prior to such termination.

“Good reason” generally means certain decreases in compensation, material reduction of responsibilities, or relocation requirements, while “cause” generally means conviction of a felony or a crime involving moral turpitude or the commission of any act or omission involving material dishonesty or fraud with respect to the Company, reporting to work under the influence or the use of illegal drugs, repeated conduct causing the Company substantial public disgrace or economic harm, the continued and repeated failure to substantially perform duties of employment, or breach of fiduciary duty or engaging in gross negligence or willful misconduct with respect to the Company.
Noncompetition and Release. The Severance Agreements prohibit the Company’s executive officers from competing with the Company during the term of their employment and for a period of 12 months following termination of employment. The payment of severance benefits under the Severance Agreements is also conditioned upon the executive’s execution of a release of claims in favor of the Company.
Acceleration of Equity Awards. Substantially all of the currently outstanding unvested equity awards to our executive officers vest in connection with a change of control only on a “double-trigger” basis as described above. Restrictions with respect to restricted shares purchased under the Management Stock Purchase Plan immediately lapse upon a change of control. Outstanding options and restricted share awards for our executive officers do not otherwise generally vest or become exercisable in connection with an executive’s termination. Outstanding equity awards vest in full, however, in the event a named executive officer dies or becomes permanently disabled, or, with respect to stock options, in the event the executive elects normal or early retirement. “Normal retirement” means retirement from active employment with the Company on or after age 65. “Early retirement” means retirement, for purposes of the 2006 Equity Incentive Plan, with the express consent of the Company at or before the time of such retirement, from active employment with the Company prior to age 65.
Tables showing the potential payments and benefits under these employment and other agreements and policies upon the termination of our named executive officers or a change of control are provided below under “Potential Payments Upon Termination or Change of Control.”
Retirement Plans
We match contributions by our named executive officers to our 401(k) plan up to the maximum amount permitted under the Code.
Management Stock Purchase Plan
In 2008, the Company’s stockholders adopted a Management Stock Purchase Plan, or MSPP, the stated purposes of which are to enable and encourage stock ownership and to further align the interests of our senior officers and our stockholders. The MSPP allows certain identified officers (generally, those persons subject to the Stock Ownership Guidelines described below) to elect to receive, in lieu of a specified portion of his or her annual cash bonus, a number of restricted shares equal to the amount of such specified portion of the annual bonus divided by a dollar amount equal to 85% of the fair market value of a share on the date on which such restricted shares are granted. The restricted period for restricted shares granted under the MSPP is generally two years from the date of grant.
In general, any election to participate in the MSPP must be made a year in advance. In late 2008, Messrs. Mirt and Tulloch elected to defer 24% (up to $100,000) and 33% (up to $45,000), respectively, of their 2009 cash bonuses into restricted shares under the MSPP. Accordingly, cash bonus amounts deferred in early 2010 into restricted shares under the MSPP were, for Mr. Mirt, $100,000 for 6,601 shares, and, for Mr. Tulloch, $45,000 for 2,970 shares.
Perquisites and Other Benefits
The Company does not maintain retirement, “top hat” or deferred compensation programs for executives other than participation in the Company’s 401(k) plan and the MSPP. Although we have no formal relocation policy for new executive hires, we will on occasion agree to reimbursement of certain relocation and other costs as part of a negotiation for an executive based on the particular facts and circumstances of the negotiation. Senior management also participates in our other broad-based benefit programs available to our salaried employees including health, dental, and life insurance programs. The Company also has a self-funded short-term disability policy for its executives. Except as otherwise discussed herein, other welfare and employee-benefit programs are generally the same for all eligible Company employees, including our executive officers, with some variation as required by local laws with respect to employees of our subsidiaries.

Since his appointment as the Company’s president in November 2008, with the consent of the board of directors and the chief executive officer, Mr. Mirt has continued to maintain his primary residence in Virginia. In order to carry out his job responsibilities, Mr. Mirt has commuted to and from Nashville generally on a weekly basis. During 2009, the compensation committee approved the Company’s reimbursement to Mr. Mirt, or payment on his behalf, of approximately $123,354 of travel and housing expenses associated with this arrangement, including amounts necessary to cover income taxes related thereto. The compensation committee approved these payments based on the understanding that Mr. Mirt will permanently relocate to Tennessee in 2010. For 2010, the compensation committee has approved a single, lump sum payment of $76,000 to constitute the total, and final, provision to offset any living and travel expenses incurred pursuant to this arrangement for 2010, with no additional tax gross up or other payments to be associated therewith.
Stock Ownership Guidelines
The compensation committee believes that it should be the responsibility of officers of the Company to take actions designed to achieve long-term stockholder value. In furtherance of this goal and the board’s objective of adopting sound corporate governance policies, the Company expects each senior officer to demonstrate a long-term commitment to the Company and to the Company’s stockholders by acquiring and holding a meaningful investment in the Company’s common stock. In 2007, the compensation committee, at the recommendation of management and its compensation consultants, established specific ownership guidelines for certain of the Company’s officers (currently 25 persons). The guidelines are generally as follows: (i) the Company’s chief executive officer is required to own and maintain stock with a current market value equal to five times his annual base salary; (ii) each executive officer is required to own and maintain stock with a current market value equal to three times his or her annual base salary; (iii) each plan president that is not also an executive officer of the Company is required to own and maintain stock with a current market value equal to two times his or her annual base salary; and (iv) certain other officers are required to own and maintain stock with a current market value equal to one times his or her annual base salary.
Although each officer is encouraged to achieve his or her requisite ownership levels as quickly as possible, the compensation committee provided for a phase-in of the requirements over a period of five years from the date the applicable guidelines are effective for each officer or such relevant promotion thereafter. The compensation committee may allow waivers to these guidelines in certain limited instances where these guidelines would place a severe hardship on the officer or prevent compliance with a court order.
Compensation Risk Assessment
Management and our compensation committee believe that our compensation programs are designed so that they do not include compensation mix overly weighted toward annual incentives, highly leveraged short-term incentives, uncapped or “all for nothing” bonus payouts, or unreasonable performance goals. We currently believe that our compensation programs do not motivate risk taking that could reasonably be expected to have a material adverse effect on the Company.
Accounting and Tax Matters
We operate our compensation programs with the good faith intention of complying with Section 409A of the Code. Effective January 1, 2006, the Company began accounting for stock-based payments with respect to its long-term equity incentive award programs in accordance with the requirements of FASB ASC Topic 718 (formerly FAS 123R).
To the extent deemed appropriate by the compensation committee, we will generally attempt in good faith to structure our executive compensation programs to qualify as performance-based compensation that is not subject to the $1.0 million limitation under Section 162(m) of the Code. Because the amount and mix of individual compensation are based on competitive and other considerations in addition to Company and individual performance in accordance with our flexible compensation philosophy, however, executive officer compensation that is not performance-based (as qualified under Section 162(m)) may exceed $1.0 million in a given year. Although it will consider the tax, accounting, and disclosure implications of its compensation decisions under the applicable rules and regulations, including FASB ASC Topic 718 (formerly FAS 123R) and Section 162(m), the compensation committee believes its primary focus should be to attract, retain, and motivate executives and to align the executives’ interests with those of the Company’s stockholders. Accordingly, we do not presently consider the tax, accounting, or disclosure consequences to be determining factors in the design of our executive compensation packages.

Compensation Committee Report On Executive Compensation
The Compensation Committee has reviewed the Compensation Discussion and Analysis and discussed it with management and, based on such review, has recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into the Company’s Annual Report on Form 10-K.
Submitted by the Compensation
    Committee of the Board of Directors,
Martin S. Rash (Chair)
Robert Z. Hensley
Joseph P. Nolan

Summary Compensation Table
As reflected in the Summary Compensation Table below and in the “Grants of Plan-Based Awards in 2009” table, the primary components of the Company’s actual 2009 executive compensation were cash compensation, consisting of base salary and cash bonus compensation, and equity incentive compensation, consisting of time-based vesting stock options and, for certain executives, time-based vesting restricted stock. Generally, cash bonus compensation for 2009 (reflected in the Summary Compensation Table under the columns titled “Bonus” and “Non-Equity Incentive Plan Compensation”) for named executive officers (other than Kevin M. McNamara) ranged from approximately 32% to 52% of total compensation, and the value of equity awards (reflected in the Summary Compensation Table under the columns titled “Stock Awards” and “Option Awards”), based on their grant date fair values, for named executive officers (other than Kevin M. McNamara) ranged from approximately 10% to 57% of total compensation for 2009. For a more detailed discussion of each of these components and explanation of how the level of each of these elements of compensation is generally determined in relation to an executive’s total compensation, see “Compensation Discussion and Analysis — Overview of Executive Compensation Program — Compensation Benchmarks, Mix, and Program Design.”
The following table sets forth certain summary information for the year ended December 31, 2009 (and, in certain circumstances required by SEC rules, for the years ended December 31, 2008 and 2007) with respect to the compensation awarded to, earned by, or paid to our principal executive officer, our principal financial officer, each of our other three most highly compensated executive officers who were serving in such capacities as of December 31, 2009, and our former principal financial officer. We refer to these six executive officers in this proxy statement as the “named executive officers.”

						Non-Equity
						Incentive
				Stock	Option	Plan	All Other
Name and		Salary	Bonus	Awards	Awards	Compensation	Compensation	Total
Principal Position	Year	($) (1)	($) (2)	($) (3)	($) (3)	($) (4)	($) (5)	($)

Herbert A. Fritch	2009	800,000	—	—	1,558,060	1,600,000	8,575	3,966,635
Chairman and Chief	2008	800,000	—	—	—	1,600,000	8,050	2,408,050
Executive Officer	2007	737,500	—	—	—	—	7,875	745,375

Karey L. Witty (6)	2009	192,424	550,822	132,900	863,603	—	5,833	1,745,582
Executive Vice President and Chief Financial Officer

Michael G. Mirt	2009	479,167	—	151,600	—	825,000	131,929	1,587,696
President and	2008	65,625	250,000	—	1,238,649	—	3,263	1,557,537
Chief Operating Officer

Scott C. Huebner	2009	300,000	105,000	48,254	87,643	150,000	8,575	699,472
Executive Vice	2008	300,000	225,000	37,811	122,980	—	8,050	693,841
President and President	2007	267,300	70,000	—	1,075,668	—	7,875	1,420,843
— Texas HealthSpring

Mark A. Tulloch	2009	285,000	86,250	48,254	87,643	142,500	16,295	665,942
Executive Vice	2008	250,000	—	37,811	122,980	125,000	8,050	543,841
President — Managed	2007	250,000	75,000	—	—	—	7,875	332,875
Care Operations

Kevin M. McNamara (7)	2009	174,242	—	—	—	—	8,575	182,817
Former Executive Vice	2008	400,000	—	—	—	600,000	8,050	1,008,050
President and Chief	2007	375,000	—	—	—	—	7,875	382,875
Financial Officer

(1)	Includes amounts deferred pursuant to the Company’s 401(k) savings plan.

(2)
Amounts shown in this column represent the discretionary portion paid to each executive in addition to or in lieu of amounts paid pursuant to the Company’s non-equity incentive plans. With respect to Mr. Witty, the amount shown for 2009 also includes a sign-on bonus ($250,000).

(3)
The amounts shown in these columns represent the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 (formerly FAS 123R). Assumptions used in the calculation of these amounts are described in Note 9 to the Company’s audited financial statements included in the Company’s Annual Report on Form 10-K that was filed with the SEC on February 11, 2010 (the “2009 Form 10-K”).

(4)
Amounts shown in this column represent cash bonuses paid or payable to each executive pursuant to the Company’s non-equity incentive plans, including amounts deferred pursuant to the MSPP. For 2008 and 2009, the following executives purchased shares of restricted stock under the MSPP with a portion of their annual bonus awarded pursuant to the Company’s non-equity incentive plans:

			Deferred Bonus
Name	Bonus Year	Purchase Date	Amount ($)	MSPP Shares (#)
Michael G. Mirt	2009	2/11/2010	100,000	6,601
	2008	—	—	—
Mark A. Tulloch	2009	2/11/2010	45,000	2,970
	2008	2/13/2009	43,750	3,395

The MSPP is discussed in further detail in “Compensation Discussion and Analysis — Management Stock Purchase Plan” and below under “2009 Nonqualified Deferred Compensation.”

(5)
The amounts shown in this column for 2009 include the following: (i) for each executive, matching contributions pursuant to the Company’s 401(k) savings plan; (ii) for Mr. Mirt, personal travel expenses ($25,079), temporary housing expenses ($45,110), relocation expenses ($1,136), and reimbursements for taxes relating thereto ($52,029); and (iii) for Mr. Tulloch, compensation expense in accordance with FASB ASC Topic 718 associated with his MSPP shares that were purchased with a portion of his 2008 annual bonus (see footnote 3 above). Assumptions used in the calculation of the compensation expense related to Mr. Tulloch’s MSPP shares are described in Note 9 to the Company’s audited financial statements included in the 2009 Form 10-K.

(6)	Effective July 1, 2009, Mr. Witty was appointed to serve as Executive Vice President and Chief Financial Officer of the Company. Prior to such time, Mr. Witty was not employed by the Company.

(7)	Mr. McNamara resigned from all positions with the Company, effective May 31, 2009.

Grants of Plan-Based Awards in 2009
The following table summarizes grants of plan-based awards made to our named executive officers in 2009:

					All Other	All Other
					Stock	Option		Grant
					Awards:	Awards:	Exercise	Date
		Estimated Possible Payouts			Number of	Number of	or Base	Fair Value
		Under Non-Equity Incentive			Shares of	Securities	Price of	of Stock
		Plan Awards (1)			Stocks or	Underlying	Option	and Option
	Grant	Threshold	Target	Maximum	Units	Options	Awards	Awards
Name	Date	($)	($)	($)	(#) (2)	(#) (3)	($/Sh)	($) (4)

Herbert A. Fritch	N/A	400,000	800,000	1,600,000	—	—	—	—
	2/13/2009	—	—	—	—	254,642	15.16	1,558,060

Karey L. Witty	8/07/2009	—	—	—	10,000	—	—	132,900
	8/07/2009	—	—	—	—	125,000	13.29	863,603

Michael G. Mirt	N/A	206,250	412,500	825,000	—	—	—	—
	2/13/2009	—	—	—	10,000	—	—	151,600

Scott C. Huebner	N/A	—	150,000	—	—	—	—	—
	2/13/2009	—	—	—	3,183	—	—	48,254
	2/13/2009	—	—	—	—	14,324	15.16	87,643

Mark A. Tulloch	N/A	—	142,500	—	—	—	—	—
	2/13/2009	—	—	—	3,183	—	—	48,254
	2/13/2009	—	—	—	—	14,324	15.16	87,643

Kevin M. McNamara	—	—	—	—	—	—	—	—

(1)
The amounts shown in these columns for Messrs. Fritch and Mirt reflect the threshold (50% of target bonus amount), target (100% of target bonus amount), and maximum (200% of target bonus amount) amounts they could have earned for the year ended December 31, 2009 pursuant to the Company’s 2009 performance cash bonus plan, as discussed in further detail in “Compensation Discussion and Analysis — 2009 Named Executive Officer Compensation.” The amounts shown in these columns for Messrs. Huebner and Tulloch represent their target annual cash bonus opportunities for the year ended December 31, 2009, as discussed in further detail in “Compensation Discussion and Analysis — 2009 Named Executive Officer Compensation.” The amounts actually awarded to the named executive officers pursuant to the Company’s non-equity incentive plans are reflected in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table and corresponding footnote disclosure.

(2)	The amounts in this column represent restricted stock awards made to the named executive officers during the year ended December 31, 2009 pursuant to the Company’s 2006 Equity Incentive Plan.

(3)	The amounts in this column represent stock option grants made to the named executive officers during the year ended December 31, 2009 pursuant to the Company’s 2006 Equity Incentive Plan.

(4)
The amounts shown in this column represent the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are described in Note 9 to the Company’s audited financial statements included in the 2009 Form 10-K.

Outstanding Equity Awards at 2009 Fiscal Year-End
The following table summarizes the number of outstanding equity awards held by each of our named executive officers as of December 31, 2009.

	Option Awards				Stock Awards
	Number of	Number of			Number of
	Securities	Securities			Shares or
	Underlying	Underlying			Units of
	Unexercised	Unexercised			Stock That	Market Value of
	Options -	Options -	Option	Option	Have Not	Shares or Units of
	Exercisable	Unexercisable	Exercise	Expiration	Vested	Stock That Have
Name	(#)	(#) (1)	Price ($)	Date	(#) (2)	Not Vested ($) (3)

Herbert A. Fritch	75,000	25,000	19.50	2/02/2016	—	—
	—	254,642	15.16	2/13/2019	—	—

Karey L. Witty	—	125,000	13.29	8/07/2019	10,000	176,100

Michael G. Mirt	43,750	131,250	17.12	11/05/2018	10,000	176,100

Scott C. Huebner	112,500	37,500	19.50	2/02/2016	5,122	90,198
	50,000	50,000	23.62	3/29/2017	—	—
	—	17,252	19.50	2/19/2018	—	—
	—	14,324	15.16	2/13/2019	—	—

Mark A. Tulloch	112,500	37,500	18.61	7/31/2016	8,517	149,984
	—	17,252	19.50	2/19/2018	—	—
	—	14,324	15.16	2/13/2019	—	—

Kevin M. McNamara (4)	—	—	—	—	—	—

(1)	These options vest as follows:

		Number of Unvested
Name	Grant Date	Shares (#)	Vesting Dates

Herbert A. Fritch	2/02/2006	25,000	100% on 2/02/2010
	2/13/2009	254,642	50% on 2/13/2011 and 25% on each of 2/13/2012 and 2/13/2013

Karey L. Witty	8/7/2009	125,000	25% on each of 7/01/2010, 7/01/2011, 7/01/2012, and 7/01/2013

Michael G. Mirt	11/05/2008	131,250	33.33% on each of 11/01/2010, 11/01/2011, and 11/01/2012

Scott C. Huebner	2/02/2006	37,500	100% on 2/02/2010
	3/29/2007	50,000	50% on each of 3/29/2010 and 3/29/2011
	2/19/2008	17,252	50% on 2/19/2010 and 25% on each of 2/19/2011 and 2/19/2012
	2/13/2009	14,324	50% on 2/13/2011 and 25% on each of 2/13/2012 and 2/13/2013

Mark A. Tulloch	7/31/2006	37,500	100% on 7/31/2010
	2/19/2008	17,252	50% on 2/19/2010 and 25% on each of 2/19/2011 and 2/19/2012
	2/13/2009	14,324	50% on 2/13/2011 and 25% on each of 2/13/2012 and 2/13/2013

(2)	Restrictions on shares lapse as follows:

		Number of Restricted
Name	Grant Date	Shares (#)	Vesting Dates

Karey L. Witty	8/7/2009	10,000	25% on each of 7/01/2010, 7/01/2011, 7/01/2012, and 7/01/2013

Michael G. Mirt	2/13/2009	10,000	50% on 2/13/2011 and 25% on each of 2/13/2012 and 2/13/2013

Scott C. Huebner	2/19/2008	1,939	50% on 2/19/2010 and 25% on each of 2/19/2011 and 2/19/2012
	2/13/2009	3,183	50% on 2/13/2011 and 25% on each of 2/13/2012 and 2/13/2013

Mark A. Tulloch	2/19/2008	1,939	50% on 2/19/2010 and 25% on each of 2/19/2011 and 2/19/2012
	2/13/2009	3,183	50% on 2/13/2011 and 25% on each of 2/13/2012 and 2/13/2013
	2/13/2009	3,395	100% on 2/13/2011

(3)	The market value of shares was calculated using the year-end closing price of $17.61 on December 31, 2009, as reported on the NYSE.

(4)
In connection with the termination of his employment, Mr. McNamara forfeited an unvested option to purchase 25,000 shares of Company common stock on May 31, 2009 and forfeited a vested option to purchase 75,000 shares of Company common stock on August 31, 2009.

Option Exercises and Stock Vested in 2009
The following table sets forth information regarding the vesting of restricted stock awards during the year ended December 31, 2009, for the named executive officers, as applicable. None of our named executive officers exercised options during 2009.

Stock Awards
Number
	of Shares	Value
	Acquired	Realized on
Name	on Vesting (#)	Vesting ($)

Herbert A. Fritch	—	—

Karey L. Witty	—	—

Michael G. Mirt	—	—

Scott C. Huebner	—	—

Mark A. Tulloch	—	—

Kevin M. McNamara	41,667	440,833

(1)
The value realized upon the vesting of restricted shares shown in the table is calculated based upon the closing price of our common stock on the NYSE on the applicable monthly vesting dates (ranging from $8.10 to $17.42), minus Mr. McNamara’s original cost of $0.20 per share.

2009 Nonqualified Deferred Compensation
The following table sets forth information regarding the contributions by participating named executive officers under nonqualified deferred compensation arrangements, which related solely to the MSPP, during fiscal 2009 and the balances thereunder at December 31, 2009. The MSPP is discussed in further detail in “Compensation Discussion and Analysis — Management Stock Purchase Plan.”

	Executive			Aggregate
	Contributions	Aggregate Earnings		Withdraws /	Aggregate Balance
	in 2009	in 2009		Distributions in 2009	at December 31, 2009
Name	($)(1)	($)(2)		($)(3)	($)(4)

Michael G. Mirt	100,000	—		—	100,000

Mark A. Tulloch	45,000	16,036	(2)	—	104,786

(1)
Amounts represent the portion of Messrs. Mirt’s and Tulloch’s 2009 cash bonuses that were deferred in early 2010 following determination by the Compensation of 2009 executive bonuses and contributed and used to purchase 6,601 and 2,970 restricted shares, respectively, under the MSPP. Such amounts are included in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table for 2009.

(2)
Amount represents the incremental value associated with Mr. Tulloch’s 3,395 MSPP shares purchased in early 2009 with a portion of his 2008 cash bonus, calculated based on the closing market price of our common stock on December 31, 2009 ($17.61 per share as reported on the NYSE), minus Mr. Tulloch’s initial MSPP contribution relating to his 2008 cash bonus. None of the amounts reflected in this column are reported in the Summary Compensation Table because the Company does not pay guaranteed, above market, or preferential earnings on MSPP shares.

(3)	No MSPP shares vested or were otherwise distributed to the executives during 2009.

(4)
Amount represents the value of all MSPP shares held by the executives as of December 31, 2009, based on the closing market price of our common stock on December 31, 2009, plus the cash amount of the executives’ MSPP contributions relating to their 2009 cash bonuses. Of the totals reflected in this column, the following amounts have been previously reported in the Summary Compensation Table for previous years: Mr. Tulloch — $43,750.

Potential Payments Upon Termination or Change in Control
The following tables show the estimated amount of potential payments, as well as the estimated value of continuing benefits, assuming the executive’s employment terminated effective December 31, 2009, and based on compensation and benefit levels in effect on December 31, 2009. Because of the numerous factors involved in estimating these amounts, the actual benefits and amounts payable can only be determined at the time of an executive’s termination from the Company.
Mr. McNamara resigned from all positions, effective May 31, 2009. In accordance with the terms of his employment agreement, Mr. McNamara did not receive any additional payments or benefits following his termination except on generally the same terms as other salaried employees (including COBRA continuation health coverage).
Herbert A. Fritch

Involuntary
				Involuntary				Termination
				Termination				Without
				Without				Cause or
				Cause or				Termination
Executive Benefits and				Termination			Change	Following a
Payments Upon	Voluntary			for Good		For Cause	in	Change in
Separation	Termination	Retirement		Reason		Termination	Control	Control		Disability	Death

Cash Severance	—	—		$1,600,000	(1)	—	—	$3,200,000	(2)	—	—
Accelerated Vesting of Options (3)	—	$623,873	(4)	—		—	—	$623,873		$623,873	$623,873
Continuation of Insurance Benefits (5)	—	—		$12,070		—	—	$16,093		—	—

(1)
Amount equal to two times the executive’s annual base salary, to be paid out in regular installments, in accordance with the Company’s normal payroll policies then in effect, for a period of two years following the termination date.

(2)	Amount equal to two times the sum of the executive’s annual base salary and target annual bonus, to be paid out in a lump sum no later than 30 days following the termination date.

(3)
Accelerated vesting of stock option amounts are calculated as the positive difference, if any, between the closing market price of our common stock on December 31, 2009 ($17.61 per share as reported on the NYSE), and the exercise price of in-the-money unvested stock options.

(4)
Pursuant to the applicable award agreements, accelerated vesting of stock options is triggered upon normal retirement (generally after attaining age 65) or early retirement with the express consent of the Company.

(5)	Amounts are based upon the types of medical and dental coverage the Company carried for the executive as of December 31, 2009 and the related premiums in effect on such date.

Karey L. Witty

								Involuntary
				Involuntary				Termination
				Termination				Without
				Without				Cause or
				Cause or				Termination
Executive Benefits and				Termination			Change	Following a
Payments Upon	Voluntary			for Good		For Cause	in	Change in
Separation	Termination	Retirement		Reason		Termination	Control	Control		Disability	Death

Cash Severance	—	—		$800,000	(1)	—	—	$1,100,822	(2)	—	—
Accelerated Vesting of Options (3)	—	$540,000	(4)	—		—	—	$540,000		$540,000	$540,000
Accelerated Vesting of Restricted Stock (3)	—	—		—		—	—	$176,100		$176,100	$176,100
Continuation of Insurance Benefits (5)	—	—		$18,406		—	—	$24,541		—	—

(1)
Amount equal to two times the executive’s annual base salary, to be paid out in regular installments, in accordance with the Company’s normal payroll policies then in effect, for a period of two years following the termination date.

(2)
Amount equal to two times the sum of the executive’s annual base salary and target annual bonus (for 2009, 75% of Mr. Witty’s annual base salary, prorated for actual days of employment in 2009), to be paid out in a lump sum no later than 30 days following the termination date.

(3)
Accelerated vesting of stock option amounts are calculated as the positive difference, if any, between the closing market price of our common stock on December 31, 2009 ($17.61 per share as reported on the NYSE), and the exercise price of in-the-money unvested stock options. The closing market price on December 31, 2009 is also used to calculate accelerated vesting of restricted stock amounts.

(4)
Pursuant to the applicable award agreements, accelerated vesting of stock options is triggered upon normal retirement (generally after attaining age 65) or early retirement with the express consent of the Company.

(5)	Amounts are based upon the types of medical and dental coverage the Company carried for the executive as of December 31, 2009 and the related premiums in effect on such date.

Michael G. Mirt

								Involuntary
				Involuntary				Termination
				Termination				Without
				Without				Cause or
				Cause or				Termination
Executive Benefits and				Termination			Change	Following a
Payments Upon	Voluntary			for Good		For Cause	in	Change in
Separation	Termination	Retirement		Reason		Termination	Control	Control		Disability	Death

Cash Severance	—	—		$1,100,000	(1)	—	—	$1,925,000	(2)	—	—
Accelerated Vesting of Options (3)	—	$64,313	(4)	—		—	—	$64,313		$64,313	$64,313
Accelerated Vesting of Restricted Stock (3)	—	—		—		—	—	$176,100		$176,100	$176,100
Continuation of Insurance Benefits (5)	—	—		$18,406		—	—	$24,541		—	—

(1)
Amount equal to two times the executive’s annual base salary, to be paid out in regular installments, in accordance with the Company’s normal payroll policies then in effect, for a period of two years following the termination date.

(2)	Amount equal to two times the sum of the executive’s annual base salary and target annual bonus, to be paid out in a lump sum no later than 30 days following the termination date.

(3)
Accelerated vesting of stock option amounts are calculated as the positive difference, if any, between the closing market price of our common stock on December 31, 2009 ($17.61 per share as reported on the NYSE), and the exercise price of in-the-money unvested stock options. The closing market price on December 31, 2009 is also used to calculate accelerated vesting of restricted stock amounts.

(4)
Pursuant to the applicable award agreements, accelerated vesting of stock options is triggered upon normal retirement (generally after attaining age 65) or early retirement with the express consent of the Company.

(5)	Amounts are based upon the types of medical and dental coverage the Company carried for the executive as of December 31, 2009 and the related premiums in effect on such date.

Scott C. Huebner

								Involuntary
				Involuntary				Termination
				Termination				Without
				Without				Cause or
				Cause or				Termination
Executive Benefits and				Termination			Change	Following a
Payments Upon	Voluntary			for Good		For Cause	in	Change in
Separation	Termination	Retirement		Reason		Termination	Control	Control		Disability	Death

Cash Severance	—	—		$450,000	(1)	—	—	$900,000	(2)	—	—
Accelerated Vesting of Options (3)	—	$35,094	(4)	—		—	—	$35,094		$35,094	$35,094
Accelerated Vesting of Restricted Stock (3)	—	—		—		—	—	$90,198		$90,198	$90,198
Continuation of Insurance Benefits (5)	—	—		$18,406		—	—	$24,541		—	—

(1)
Amount equal to 1.5 times the executive’s annual base salary, to be paid out in regular installments, in accordance with the Company’s normal payroll policies then in effect, for a period of 18 months following the termination date.

(2)	Amount equal to two times the sum of the executive’s annual base salary and target annual bonus, to be paid out in a lump sum no later than 30 days following the termination date.

(3)
Accelerated vesting of stock option amounts are calculated as the positive difference, if any, between the closing market price of our common stock on December 31, 2009 ($17.61 per share as reported on the NYSE), and the exercise price of in-the-money unvested stock options. The closing market price on December 31, 2009 is also used to calculate accelerated vesting of restricted stock amounts.

(4)
Pursuant to the applicable award agreements, accelerated vesting of stock options is triggered upon normal retirement (generally after attaining age 65) or early retirement with the express consent of the Company.

(5)	Amounts are based upon the types of medical and dental coverage the Company carried for the executive as of December 31, 2009 and the related premiums in effect on such date.

Mark A. Tulloch

									Involuntary
				Involuntary					Termination
				Termination					Without
				Without					Cause or
				Cause or					Termination
Executive Benefits and				Termination			Change		Following a
Payments Upon	Voluntary			for Good		For Cause	in		Change in
Separation	Termination	Retirement		Reason		Termination	Control		Control		Disability		Death

Cash Severance	—	—		$447,983	(1)	—	—		$855,000	(2)	—		—
Accelerated Vesting of Options (3)	—	$35,094	(4)	—		—	—		$35,094		$35,094		$35,094
Accelerated Vesting of Restricted Stock (3)	—	—		—		—	$16,036	(5)	$90,198		$106,234	(5)	$106,234	(5)
Continuation of Insurance Benefits (6)	—	—		$18,406		—	—		$24,541		—		—
MSPP Share Cancellation Payment	—	$16,036	(5)	$16,036	(5)	—	—		—		—		—

(1)
Amount equal to 1.5 times the executive’s annual base salary, to be paid out in regular installments, in accordance with the Company’s normal payroll policies then in effect, for a period of 18 months following the termination date.

(2)	Amount equal to two times the sum of the executive’s annual base salary and target annual bonus, to be paid out in a lump sum no later than 30 days following the termination date.

(3)
Accelerated vesting of stock option amounts are calculated as the positive difference, if any, between the closing market price of our common stock on December 31, 2009 ($17.61 per share as reported on the NYSE), and the exercise price of in-the-money unvested stock options. The closing market price on December 31, 2009 is also used to calculate accelerated vesting of restricted stock amounts.

(4)
Pursuant to the applicable award agreements, accelerated vesting of stock options is triggered upon normal retirement (generally after attaining age 65) or early retirement with the express consent of the Company.

(5)
Amounts include the incremental value associated with the acceleration of the executive’s MSPP shares in accordance with the terms of the MSPP, calculated based on the closing market price of our common stock on December 31, 2009 ($17.61 per share as reported on the NYSE), minus the executive’s 2008 cash bonus amount deferred in early 2009 ($43,750).

(6)	Amounts are based upon the types of medical and dental coverage the Company carried for the executive as of December 31, 2009 and the related premiums in effect on such date.

Non-Employee Director Compensation
The Company uses a combination of cash and stock-based incentive compensation to compensate the non-employee members of the board of directors for their efforts on behalf of the Company and its stockholders. Mr. Fritch, who is a director and an employee, receives no additional compensation for his services as a director. Dr. Mansukani, who became a part-time employee of the Company in November 2008, is currently treated as a non-employee director for director compensation purposes. In determining non-employee director compensation, the Company evaluates the requirements for attracting and retaining qualified individuals, the time expended by the directors in fulfilling their duties, and the individual contributions of members who agree to serve on committees, including those willing to serve as chairpersons. The compensation policy for our non-employee directors was originally designed in 2006 to pay our directors fairly for work required for a company of our size, scope, and complexity, to be competitive within an appropriate peer group, and to incorporate an equity component to align our directors’ interests with the long-term interests of our stockholders. In 2007, the compensation committee asked Hay Group, our independent compensation consultant, to prepare an analysis of non-employee director compensation and to make recommendations to the board of directors. After consideration of Hay Group’s analysis and recommendations, the board adopted a policy in June 2007, which is still in effect, to provide compensation to our non-employee directors for their services as follows:
•
Annual cash retainers are $40,000. In recognition of the additional efforts required by committee duties, the audit committee chair is paid an additional $20,000 annual retainer and each chair of the other standing committees receives an additional annual retainer of $12,500. Non-chair directors receive additional annual retainers of $12,500 and $7,500, respectively, for service on the audit committee or another standing committee of the board. Retainers are paid on a quarterly basis and pro-rated for partial-year service.

•
Restricted stock awards, subject to one year vesting, are as follows: (i) upon initial election to the board, a director receives an amount of shares equal to $132,300 (in 2009, increasing 5% annually) divided by the average trading price of the Company’s stock price for the 10 trading days preceding the date of initial election; and (ii) where directorship continues following the annual meeting of stockholders, a director receives an amount of shares equal to $90,956 (in 2009, increasing 5% annually) divided by the average trading price of the Company’s stock for the 10 trading days preceding the date of the annual meeting. In lieu of receiving shares of restricted stock at the annual meeting Mr. Nolan, the non-employee director initially designated by GTCR, receives cash, payable quarterly over the year, in an amount equal to the market value of the restricted stock that would otherwise have been issued to him at the annual meeting. If a director fails to attend 75% or more of the board and applicable committee meetings during the 12-month period following the annual meeting, the restricted stock awards (and cash in lieu thereof) for that 12-month period are forfeited.

•
Non-employee directors are reimbursed for reasonable expenses incurred to attend board and committee meetings and other Company-related business meetings if a board member’s presence is requested, as well as director education programs.

Mr. Nolan passed his cash directors’ fees through to investment funds affiliated with GTCR, consistent with their internal governance and conflicts requirements. Similarly, the cash compensation Mr. Fried received for his services on the board of directors is paid directly to his law firm in accordance with such firm’s internal requirements. Messrs. Fried and Nolan continue to pass-through their cash fees in 2010.
The board is currently evaluating non-employee director compensation in light of increasing responsibilities and time commitments associated with recent board and committee service and in light of board compensation practices adopted by comparable companies. As a result, non-employee director compensation may be increased in the near future.

2009 Director Compensation
The following table summarizes the compensation paid with respect to the year ended December 31, 2009, to each of the Company’s directors other than Herbert A. Fritch, Chairman of the Board of Directors, whose compensation as Chief Executive Officer, is reflected in the Summary Compensation Table:

	Fees Earned or			All Other
	Paid in Cash		Stock Awards	Compensation
Name	($) (1)		($) (2)	($)		Total ($)

Bruce M. Fried	60,000	(3)	97,632	—		157,632

Robert Z. Hensley	67,500		97,632	—		165,132

Benjamin Leon, Jr.	40,000		97,632	—		137,632

Sharad Mansukani, M.D.	40,000		97,632	324,000	(4)	461,632

Russell K. Mayerfeld	65,000		97,632	—		162,632

Joseph P. Nolan (5)	55,000		—	88,791		143,791

Martin S. Rash	60,000		97,632	—		157,632

(1)	Consists of annual and committee retainers.

(2)
The amounts shown in this column represent the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are described in Note 9 to the Company’s audited financial statements included in the 2009 Form 10-K. As of December 31, 2009, the aggregate number of unvested restricted shares outstanding for each of the Company’s non-employee directors, except for Joseph P. Nolan, was 10,086.

(3)	The cash compensation Mr. Fried received for his services on the board of directors was paid directly to his law firm in accordance with such firm’s internal requirements.

(4)
Amount includes total employee compensation Dr. Mansukani received during 2009, which consists of the following cash amounts: salary ($150,000); non-equity incentive plan compensation ($112,500); additional bonus ($56,250); and matching contributions pursuant to the Company’s 401(k) savings plan ($5,250).

(5)
The cash compensation Mr. Nolan received for his services on the board of directors was paid directly to GTCR in accordance with the terms of GTCR’s internal requirements. All other compensation for Mr. Nolan consists of cash compensation, equal to the market value (payable pro-rata on a quarterly basis) of the restricted stock grants awarded in 2008 and 2009 to the other non-employee directors, which was also passed through to GTCR on a quarterly basis.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Except to the extent addressed by certain provisions of our code of business conduct and ethics, we do not have a separate written policy specific to related party transactions as generally defined in Item 404(a) of Regulation S-K under the federal securities regulations. Related parties of the Company for these purposes include our directors, executive officers, and certain of our stockholders, and immediate family members and certain affiliated entities of any of these three groups. Our code of business conduct and ethics generally prohibits outside financial interests that might conflict with the Company’s interests and requires all directors, executive officers, and employees who may have a potential or apparent conflict of interest to notify the Company’s corporate compliance officer. To help identify related party transactions, we also require our directors and executive officers to complete director and officer questionnaires each year listing any transactions with us in which the director, executive officer, or his or her immediate family members or affiliated entities have an interest.
The board of directors is responsible for reviewing and approving all related party transactions and has established certain procedures relating to the approval of such transactions. The board generally delegates the decisions to approve or ratify related party transactions to the audit or nominating and corporate governance committees as it deems appropriate. Interested directors do not participate in the deliberations or decisions relating to the approval of related party transactions. We review all related party transactions for a potential conflict of interest and, in connection therewith, consider all information and facts available and deemed relevant to the board or applicable committee regarding the transaction. It is the policy of the Company that related party transactions be on terms not less favorable to the Company than it could obtain from unaffiliated third parties.
Transactions Involving Herbert A. Fritch
In December 2007, Herbert A. Fritch, the Company’s Chairman of the Board of Directors and Chief Executive Officer, acquired a 15.8% membership interest in Predators Holdings, LLC (“Predators Holdings”), the owner of the Nashville Predators National Hockey League team. In addition, in December 2007 Mr. Fritch loaned Predators Holdings $2,000,000 under the terms of a subordinated note (the “Note”) and, in January 2009, collateralized a letter of credit in the amount of $3,400,000 in favor of Predators Holdings. Mr. Fritch is a member of the executive committee of Predators Holdings. A subsidiary of Predators Holdings manages the Bridgestone Arena in Nashville, Tennessee where the hockey team plays its home games. The Company is a party to a suite license agreement with another subsidiary of Predators Holdings pursuant to which the Company leases a suite for Predators games and other functions. In 2009, the Company paid $134,000 under the license agreement for the use of the suite (including 16 tickets, but not food and beverage concessions, for each Predators’ home game). During 2009, Mr. Fritch also received on-site advertising in favor of HealthSpring in lieu of $90,000 of interest that was due to Mr. Fritch from the Nashville Predators under the terms of the Note. Mr. Fritch did not receive compensation from the Company or reimbursement for the cost related to such advertising.
Transactions Involving Benjamin Leon, Jr.
Stock Purchase Agreement
On October 1, 2007, the Company completed the acquisition of all of the outstanding capital stock of LMC Health Plans pursuant to the terms of a Stock Purchase Agreement, dated as of August 9, 2007 (the “Stock Purchase Agreement”). Pursuant to the Stock Purchase Agreement, the Company acquired LMC Health Plans for $355.0 million in cash and contingent consideration of 2.67 million shares of HealthSpring common stock, which share consideration was released in November 2009 to the former stockholders of LMC Health Plans as a result of Leon Medical Centers, Inc. (“LMC”) completing the construction of two additional medical centers. Payments under the Stock Purchase Agreement (including potential payments with respect to post-closing purchase price adjustments required under the Stock Purchase Agreement, as well as release of the share consideration from escrow) to the following related persons were allocated in accordance with such related persons’ respective former ownership interests in LMC Health Plans, as follows: Benjamin Leon, Jr. — 58.253%; Silvia Leon (Mr. Leon’s wife) — 2%; Benjamin Leon, III (Mr. Leon’s son) — 9.999%; Lourdes Leon (Mr. Leon’s daughter) — 9.999%; Silvia Maury (Mr. Leon’s daughter) — 9.999%; Albert R. Maury (Mr. Leon’s son-in-law and spouse of Ms. Silvia Maury) — 6%; and Carlos Nuñez (Mr. Leon’s brother-in-law) — 1.5%. At December 31, 2009, the Company had current assets of $2,760,000 recorded on its consolidated balance sheet for amounts due from the sellers of LMC Health Plans under settlement provisions included in the Stock Purchase Agreement regarding working capital and risk adjustment premiums related to the period prior to the acquisition date.

Medical Services Agreement
On October 1, 2007, LMC Health Plans also entered into a Medical Services Agreement with LMC (the “Medical Services Agreement”) pursuant to which LMC provides or arranges for the provision of certain medical services to LMC Health Plans’ members. The Medical Services Agreement is for an initial term of approximately ten years with an additional five-year renewal term at LMC Health Plans’ option. Mr. Leon is the majority owner and chairman of the board of directors of LMC. Mr. Leon and other related persons currently own LMC and serve as officers and/or directors of LMC as follows: Benjamin Leon, Jr., chairman — 62%; Silvia Leon (Mr. Leon’s wife), senior vice president and director — 2%; Benjamin Leon, III (Mr. Leon’s son), president and chief executive officer, and director — 10%; Lourdes Leon (Mr. Leon’s daughter), senior vice president (services) and director — 10%; Silvia Maury (Mr. Leon’s daughter), vice president (purchasing) and director — 10%; Albert R. Maury (Mr. Leon’s son-in-law and spouse of Ms. Silvia Maury), director — 6%. Distributions of net income, if any, by LMC are generally made by LMC to its owners in accordance with their respective percentage ownership.
Payments by LMC Health Plans for medical services under the Medical Services Agreement are based on agreed upon rates, multiplied by the number of plan members as of the first day of each month. Payments for pharmaceuticals (other than injectables, which, in general, are provided by LMC Health Plans) under the Medical Services Agreement are 105% of the actual cost incurred by LMC and are payable either directly by LMC Health Plans or through pharmacy benefits managers. Payments made to LMC by LMC Health Plans for medical services in 2009 were approximately $186.7 million. There is also a sharing arrangement with regard to LMC Health Plan’s annual medical loss ratio (“MLR”) whereby the parties share equally any surplus or deficit of up to 5% with regard to agreed-upon MLR benchmarks. The initial target for the annual MLR is 80%, which increases to 81% during the term of the agreement. At December 31, 2009, LMC Health Plans had accrued approximately $3.0 million for amounts due to LMC under the Medical Services Agreement.
Under the Medical Services Agreement, LMC, either directly or through an affiliate of LMC or third party designees, manages certain advertising and other promotional activities with respect to LMC, in its capacity as a provider of medical services to LMC Health Plans’ members, and LMC Health Plans’ clinic model Medicare plan product offering in the operating areas that are the subject of the Medical Services Agreement. The Medical Services Agreement requires LMC Health Plans to reimburse LMC (or its affiliate or third party designees(s) through which it conducts such advertising and promotional activities) for costs and expenses incurred with respect to such advertising and promotional activities up to a maximum amount with respect to any twelve calendar month period during the term of the agreement. LMC Health Plans’ aggregate reimbursements to Leon Advertising and Public Relations, Inc. in 2009 totaled approximately $3.4 million.
Also, on October 1, 2007, LMC Health Plans entered into a Guaranty Agreement (the “Guaranty Agreement”) with the former stockholders of LMC Health Plans. Pursuant to the Guaranty Agreement, the sellers agreed to severally guarantee, subject to certain conditions and limitations, the payment by LMC of certain specified damages, not to exceed $100 million in the aggregate, incurred or suffered by LMC Health Plans in connection with certain specified breaches of the Medical Services Agreement by LMC. The liability of each of the following related persons under the Guaranty Agreement is limited to $100 million multiplied by the percentage hereinafter set forth following such person’s name: Benjamin Leon, Jr. — 58.253%; Silvia Leon — 2%; Benjamin Leon, III — 9.999%; Lourdes Leon — 9.999%; Silvia Maury — 9.999%; Albert R. Maury — 6%; and Carlos Nuñez — 1.5%.
Employee Services Arrangement
Pursuant to the terms and conditions of an employee services arrangement, LMC Health Plans makes payments to Leon Medical Services, Inc. (“LMS”) based on agreed upon rates in exchange for the use of certain LMS employees to perform services for LMC Health Plans. During 2009, aggregate payments to LMS for these services totaled approximately $82,000.
Employment of Albert R. Maury
Albert R. Maury, Mr. Leon’s son-in-law and a director and owner of LMC, currently serves as the president and co-chief executive officer of LMC Health Plans and NewQuest Management of Florida, LLC. During 2009, the Company paid Mr. Maury $247,115 in base salary and a bonus of $67,500 (50% of which was used to purchase shares of restricted stock under the MSPP). Mr. Maury also received a grant of 3,183 shares of restricted stock and an option to purchase 14,324 shares of Company common stock under the 2006 Equity Incentive Plan. The Company has also entered into a severance and noncompetition agreement with Mr. Maury, the material terms of which are generally as described for certain of the Company’s officers (other than Messrs. Fritch, Mirt, and Witty) in this proxy statement under the heading “Compensation Discussion and Analysis — Change of Control; Termination Benefits.”

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information regarding the beneficial ownership of our common stock as of April 7, 2010, for:
•	each of our named executive officers;

•	each of our current directors;

•	all of our directors and executive officers as a group; and

•	each other person who is known by us to own beneficially more than 5% of the outstanding shares of our common stock.
Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Unless otherwise indicated, each person or entity named in the table has sole voting and investment power with respect to all shares of stock listed as owned by that person. The address of each of our directors and executive officers listed below is c/o HealthSpring, Inc., 9009 Carothers Parkway, Suite 501, Franklin, Tennessee 37067.

Name of Beneficial Owner	Number of Shares (1)		Percent (2)

Named Executive Officers:

Herbert A. Fritch	3,257,990	(3)	5.6%
Karey L. Witty	24,302	(4)	*
Michael G. Mirt	80,016	(5)	*
Scott C. Huebner	293,614	(6)	*
Mark A. Tulloch	146,037	(7)	*
Kevin M. McNamara	141,296		*

Directors:
Bruce M. Fried	23,734	(8)	*
Robert Z. Hensley	23,484	(8)	*
Benjamin Leon, Jr.	924,776	(9)	1.6%
Sharad Mansukani	45,461	(10)	*
Russell K. Mayerfeld	26,917	(8)	*
Joseph P. Nolan	32,013	(11)	*
Martin S. Rash	10,086	(4)	*

Executive officers and directors as a group (16 persons)	5,475,495	(12)	9.3%

Other 5% Stockholders:
BlackRock, Inc.	3,755,105	(13)	6.5%
Lord, Abbett & Co. LLC	3,691,102	(14)	6.4%

*	Less than one percent.

(1)
Includes shares attributable to shares of common stock not outstanding but subject to currently exercisable options (as well as those options which will become exercisable within 60 days of April 7, 2010) as follows: Mr. Fritch — 100,000 shares; Mr. Mirt — 43,750 shares; Mr. Huebner — 233,626 shares; Mr. Tulloch — 121,126 shares; Dr. Mansukani — 18,747 shares; and all directors and executive officers as a group — 878,003 shares.

(2)
The percentages of shares outstanding provided in the tables are calculated based on 57,943,648 shares of common stock outstanding as of April 7, 2010. In addition, pursuant to SEC rules, shares of the Company’s common stock that an individual owner has a right to acquire within 60 days pursuant to the exercise of stock options are deemed to be outstanding for the purpose of computing the ownership of that owner and for the purpose of computing the ownership of all directors and executive officers as a group, but are not deemed outstanding for the purpose of computing the ownership of any other owner.

(3)
Includes 30,000 restricted shares under the 2006 Equity Incentive Plan for which the restrictions have not lapsed. Mr. Fritch has granted a security interest in 3,025,352 shares directly owned by him to a financial institution as collateral for a line of credit.

(4)	Restricted shares issued under the 2006 Equity Incentive Plan for which the restrictions have not lapsed.

(5)
Includes 29,665 restricted shares issued under the 2006 Equity Incentive Plan for which the restrictions have not lapsed and 6,601 restricted shares purchased under the MSPP for which the restrictions have not lapsed.

(6)	Includes 20,334 restricted shares issued under the 2006 Equity Incentive Plan for which the restrictions have not lapsed.

(7)	Includes 17,834 restricted shares issued under the 2006 Equity Incentive Plan and 6,365 shares purchased under the MSPP for which the restrictions have not lapsed.

(8)	Includes 10,086 restricted shares issued under the 2006 Equity Incentive Plan for which the restrictions have not lapsed.

(9)
Includes 10,086 restricted shares issued under the 2006 Equity Incentive Plan for which the restrictions have not lapsed and 903,414 shares received by Mr. Leon as partial consideration for his ownership interest in LMC Health Plans pursuant to the Stock Purchase Agreement.

(10)	Includes 16,707 restricted shares issued under the 2006 Equity Incentive Plan for which the restrictions have not lapsed.

(11)
Includes 2,500 shares held on behalf of GTCR Partners VIII, L.P., or GTCR Partners VIII. GTCR Golder Rauner II, L.L.C., or GTCR II, is the general partner of GTCR Partners VIII. GTCR II, through a six-person members committee (consisting of Mr. Nolan, Collin E. Roche, Philip A. Canfield, David A. Donnini, Edgar D. Jannotta, Jr. and Bruce V. Rauner) has voting and dispositive authority over the shares held by GTCR Partners VIII, and therefore beneficially owns such shares. Mr. Nolan has no pecuniary interest in such shares, except to the extent of his proportionate interest in GTCR Partners VIII.

(12)	Includes 253,169 restricted shares issued under the 2006 Equity Incentive Plan and 36,363 restricted shares purchased under the MSPP for which the restrictions have not lapsed.

(13)
Based on information provided by BlackRock, Inc. in a Schedule 13G filed with the SEC on January 29, 2010, BlackRock, Inc. has sole voting and dispositive power with respect to all 3,755,105 shares. The address of BlackRock, Inc. is 40 East 52nd Street, New York, New York 10022.

(14)
Based on information provided by Lord, Abbett & Co. LLC in a Schedule 13G filed with the SEC on February 12, 2010, Lord, Abbett & Co. LLC has sole voting power with respect to 3,290,386 shares and sole dispositive power with respect to 3,691,102 shares. The address of Lord, Abbett & Co. LLC is 90 Hudson Street, Jersey City, New Jersey 07302.

Franklin, Tennessee
April 16, 2010

ANNEX A
HEALTHSPRING, INC.
AMENDED AND RESTATED
2006 EQUITY INCENTIVE PLAN

HEALTHSPRING, INC.
AMENDED AND RESTATED
2006 EQUITY INCENTIVE PLAN
Section 1. Purpose.
This plan shall be known as the “HealthSpring, Inc. Amended and Restated 2006 Equity Incentive Plan” (the “Plan”). The purpose of the Plan is to promote the interests of HealthSpring, Inc., a Delaware corporation (the “Company”), its Subsidiaries and its stockholders by (i) attracting and retaining key officers, employees, and directors of, and consultants to, the Company and its Subsidiaries and Affiliates; (ii) motivating such individuals by means of performance-related incentives to achieve long-range performance goals; (iii) enabling such individuals to participate in the long-term growth and financial success of the Company; (iv) encouraging ownership of stock in the Company by such individuals; and (v) linking their compensation to the long-term interests of the Company and its stockholders. With respect to any awards granted under the Plan that are intended to comply with the requirements of “performance-based compensation” under Section 162(m) of the Code, the Plan shall be interpreted in a manner consistent with such requirements.
Section 2. Definitions.
As used in the Plan, the following terms shall have the meanings set forth below:
(a) “Acquiror” has the meaning set forth in Section 13(a) hereof.
(b) “Affiliate” shall mean (i) any entity that, directly or indirectly, is controlled by the Company, (ii) any entity in which the Company has a significant equity interest, (iii) an affiliate of the Company, as defined in Rule 12b-2 promulgated under Section 12 of the Exchange Act, and (iv) any entity in which the Company has at least twenty percent (20%) of the combined voting power of the entity’s outstanding voting securities, in each case as designated by the Board as being a participating employer in the Plan.
(c) “Assumed Award” has the meaning set forth in Section 13(a) hereof.
(d) “Award” shall mean any Option, Stock Appreciation Right, Restricted Share, Restricted Share Unit, Performance Award, or Other Stock-Based Award granted under the Plan, whether singly, in combination or in tandem, to a Participant by the Committee (or the Board) pursuant to such terms, conditions, restrictions and/or limitations, if any, as the Committee (or the Board) may establish.
(e) “Award Agreement” shall mean any written agreement, contract or other instrument or document evidencing any Award, which may, but need not, be executed or acknowledged by a Participant.
(f) “Board” shall mean the Board of Directors of the Company.
(g) “Cause” shall mean, unless otherwise defined in the applicable Award Agreement, with respect to a Participant, one or more of the following: (i) the conviction of a felony or a crime involving moral turpitude; (ii) the commission of any act or omission involving material dishonesty or fraud with respect to the Company or any of its Subsidiaries; (iii) reporting to work under the influence of illegal drugs or the use of illegal drugs (whether or not at the workplace); (iv) repeated conduct causing the Company or any of its Subsidiaries substantial public disgrace or disrepute or substantial economic harm; (v) the continued and repeated failure to perform substantially the duties of his or her employment after 30 days’ notice from the Company, such notice setting forth in reasonable detail the nature of such failure, and in the event the Participant fails to cure such failure within 30 days of notice from the Company, if such failure is capable of being cured; (vi) breach of fiduciary duty or engaging in gross negligence or willful misconduct with respect to the Company or any of its Subsidiaries; or (vii) any other material breach of any employment, severance or similar agreement which is not cured within 30 days after written notice thereof to the Participant. Any determination of Cause for purposes of the Plan or any Award shall be made by the Committee in its sole discretion. Any such determination shall be final and binding on a Participant.

(h) “Change in Control” shall mean any of the following events:
(i) any person or entity, including a “group” as defined in Section 13(d)(3) of the Exchange Act other than the Company or a wholly-owned subsidiary thereof or any employee benefit plan of the Company or any of its Subsidiaries, becomes the beneficial owner of the Company’s securities having 35% or more of the combined voting power of the then outstanding securities of the Company that may be cast for the election of directors of the Company (other than as a result of an issuance of securities initiated by the Company in the ordinary course of business);
(ii) as the result of, or in connection with, any cash tender or exchange offer, merger or other business combination or contested election, or any combination of the foregoing transactions, less than a majority of the combined voting power of the then outstanding securities of the Company or any successor company or entity entitled to vote generally in the election of the directors of the Company or such other corporation or entity after such transaction are held in the aggregate by the holders of the Company’s securities entitled to vote generally in the election of directors of the Company immediately prior to such transaction;
(iii) during any period of two (2) consecutive years, individuals who at the beginning of any such period constitute the Board cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the Company’s stockholders, of each director of the Company first elected during such period was approved by a vote of at least two-thirds (2/3rds) of the directors of the Company then still in office who were (i) directors of the Company at the beginning of any such period, and (ii) not initially (a) appointed or elected to office as result of either an actual or threatened election and/or proxy contest by or on behalf of a Person other than the Board, or (b) designated by a Person who has entered into an agreement with the Company to effect a transaction described in (i) or (ii) above or (iv) or (v) below;
(iv) a complete liquidation or dissolution of the Company; or
(v) the sale or other disposition of all or substantially all of the assets of the Company to any Person (other than a transfer to a Subsidiary).
Notwithstanding the foregoing, with respect to any Award that is subject to Section 409A of the Code, “Change in Control” shall have a meaning consistent with Section 1.409A-3(i)(5) of the U.S. Treasury Regulations.
(i) “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.
(j) “Committee” shall mean a committee of the Board composed of not less than two Non-Employee Directors, at least two of whom shall be (i) a “non-employee director” for purposes of Exchange Act Section 16 and Rule 16b-3 thereunder, and (ii) an “outside director” for purposes of Section 162(m) and the regulations promulgated thereunder, and each of whom shall be “independent” within the meaning of the listing standards of the New York Stock Exchange.
(k) “Consultant” shall mean any consultant to the Company or its Subsidiaries or Affiliates.
(l) “Covered Officer” shall mean at any date (i) any individual who, with respect to the previous taxable year of the Company, was a “covered employee” of the Company within the meaning of Section 162(m); provided, however, that the term “Covered Officer” shall not include any such individual who is designated by the Committee, in its discretion, at the time of any Award or at any subsequent time, as reasonably expected not to be such a “covered employee” with respect to the taxable year of the Company in which the applicable Award will be paid or vested, as applicable, and (ii) any individual who is designated by the Committee, in its discretion, at the time of any Award or at any subsequent time, as reasonably expected to be such a “covered employee” with respect to the current taxable year of the Company or with respect to the taxable year of the Company in which any applicable Award will be paid or vested.

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(m) “Director” shall mean a member of the Board.
(n) “Disability” shall mean, unless otherwise defined in the applicable Award Agreement, a disability that would qualify as a total and permanent disability under the Company’s then current long-term disability plan.
(o) “Employee” shall mean a current or prospective officer or employee of the Company or of any Subsidiary or Affiliate.
(p) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.
(q) “Fair Market Value” with respect to the Shares on any date shall mean (i) the reported closing sales price of the Shares on the New York Stock Exchange, or any other such exchange or market as is the principal trading market for the Shares, on such date, or in the absence of reported sales on such date, the closing sales price on the immediately preceding date on which sales were reported or (ii) in the event there is no public market for the Shares on such date, the fair market value as determined, in good faith and by the application of a reasonable valuation method, by the Board or the Committee in its sole discretion; provided, that for purposes of a sale of a Share as of any date, including pursuant to a Change in Control, “Fair Market Value” shall mean the actual sale price on that date.
(r) “Good Reason” shall mean, unless otherwise defined in the applicable Award Agreement, if a Participant resigns from his or her employment with the Company and its Subsidiaries in connection with one or more of the following events: (i) a reduction of 10% or more of the Participant’s base salary; (ii) a reduction of 10% or more of the Participant’s annual target bonus opportunity; (iii) any material reduction to the nature or scope of the Participant’s responsibilities, which is not cured within 30 days after written notice thereof by the Participant to the Company; or (iv) a requirement by the Company, without the Participant’s consent, to relocate the Participant to a location that is greater than 50 miles from the location of the office in which the Participant primarily performs his or her duties of employment at the time of such relocation; provided that written notice of the Participant’s resignation for Good Reason must be delivered to the Company within 45 days after the occurrence of any such event in order for the Participant’s resignation with Good Reason to be effective hereunder. For purpose of this definition, the term “Company” shall also include any Acquiror following a Change in Control.
(s) “Grant Price” shall mean the price established at the time of grant of an SAR pursuant to Section 6 used to determine whether there is any payment due upon exercise of the SAR.
(t) “Incentive Stock Option” shall mean an option to purchase Shares from the Company that is granted under Section 6 of the Plan and that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.
(u) “Non-Employee Director” shall mean a member of the Board who is not an officer, employee or consultant of the Company or any Subsidiary or Affiliate.
(v) “Non-Qualified Stock Option” shall mean an option to purchase Shares from the Company that is granted under Sections 6 or 10 of the Plan and is not intended to be an Incentive Stock Option.
(w) “Option” shall mean an Incentive Stock Option or a Non-Qualified Stock Option.
(x) “Option Price” shall mean the purchase price payable to purchase one Share upon the exercise of an Option.
(y) “Other Stock-Based Award” shall mean any Award granted under Sections 9 or 10 of the Plan. For purposes of the share limitations of Section 4.1 hereof, Other Stock-Based Awards that are not settled in cash shall be treated as a Restricted Share Award if the amounts payable thereunder will be determined by reference to the full value of a Share (as opposed to reference to the appreciation of Shares above a certain threshold).

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(z) “Participant” shall mean any Employee, Director, Consultant or other person who receives an Award under the Plan.
(aa) “Performance Award” shall mean any Award granted under Section 8 of the Plan. For purposes of the share limitations of Section 4.1 hereof, a Performance Award that is not settled in cash shall be treated as a Restricted Share Award if the amounts payable thereunder will be determined by reference to the full value of a Share (as opposed to reference to the appreciation of Shares above a certain threshold).
(bb) “Person” shall mean any individual, corporation, partnership, limited liability company, association, joint-stock company, trust, unincorporated organization, government or political subdivision thereof or other entity.
(cc) “Restricted Share” shall mean any Share granted under Sections 7 or 10 of the Plan.
(dd) “Restricted Share Unit” shall mean any unit granted under Sections 7 or 10 of the Plan.
(ee) “Retirement” shall mean, unless otherwise defined in the applicable Award Agreement, retirement of a Participant from the employ or service of the Company or any of its Subsidiaries or Affiliates in accordance with the terms of the applicable Company retirement plan or, if a Participant is not covered by any such plan, retirement on or after such Participant’s 65th birthday.
(ff) “SEC” shall mean the Securities and Exchange Commission or any successor thereto.
(gg) “Section 16” shall mean Section 16 of the Exchange Act and the rules promulgated thereunder and any successor provision thereto as in effect from time to time.
(hh) “Section 162(m)” shall mean Section 162(m) of the Code and the regulations promulgated thereunder and any successor provision thereto as in effect from time to time.
(ii) “Separation from Service” shall mean a “separation from service” as defined in Section 409A of the Code and the regulations promulgated thereunder.
(jj) “Shares” mean shares of the common stock, $0.01 par value, of the Company.
(kk) “Stock Appreciation Right” or “SAR” shall mean a stock appreciation right granted under Sections 6 or 10 of the Plan that entitles the holder to receive, with respect to each Share encompassed by the exercise of such SAR, the amount determined by the Committee and specified in an Award Agreement. In the absence of such a determination, the holder shall be entitled to receive, with respect to each Share encompassed by the exercise of such SAR, the excess of the Fair Market Value of a Share on the date of exercise over the Grant Price.
(ll) “Subsidiary” shall mean any Person (other than the Company) of which 50% or more of its voting power or its equity securities or equity interest is owned directly or indirectly by the Company.
(mm) “Substitute Awards” shall mean Awards granted solely in assumption of, or in substitution for, outstanding awards previously granted by a company acquired by the Company or with which the Company combines.

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Section 3. Administration.
3.1 Authority of Committee. The Plan shall be administered by the Committee, which shall be appointed by and serve at the pleasure of the Board; provided, however, with respect to Awards to Non-Employee Directors, all references in the Plan to the Committee shall be deemed to be references to the Board. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority in its discretion to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of Shares to be covered by, or with respect to which payments, rights or other matters are to be calculated in connection with Awards; (iv) determine the timing, terms, and conditions of any Award; (v) accelerate the time at which all or any part of an Award may be settled or exercised; (vi) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited or suspended; (vii) determine whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, other property, and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the holder thereof or of the Committee; (viii) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (ix) except to the extent prohibited by Section 6.2, amend or modify the terms of any Award at or after grant; (x) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; (xi) make all determinations under the Plan concerning any Participant’s Separation from Service with the Company or a Subsidiary or Affiliate; and (xii) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan, subject to the exclusive authority of the Board under Section 14 hereunder to amend or terminate the Plan. The exercise of an Option or SAR or the receipt of an Award shall be effective only if an Award Agreement shall have been duly executed and delivered on behalf of the Company following the grant of the Option or other Award.
3.2 Committee Discretion Binding. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all Persons, including the Company, any Subsidiary or Affiliate, any Participant and any holder or beneficiary of any Award. A Participant or other holder of an Award may contest a decision or action by the Committee with respect to such person or Award only on the grounds that such decision or action was arbitrary or capricious or was unlawful, and any review of such decision or action shall be limited to determining whether the Committee’s decision or action was arbitrary or capricious or was unlawful.
3.3 Delegation. Subject to the terms of the Plan and applicable law, the Committee may delegate to one or more officers or managers of the Company or of any Subsidiary or Affiliate, or to a Committee of such officers or managers, the authority, subject to such terms and limitations as the Committee shall determine, to grant Awards to or to cancel, modify or waive rights with respect to, or to alter, discontinue, suspend or terminate Awards held by Participants who are not officers or directors of the Company for purposes of Section 16 or who are otherwise not subject to such Section.
3.4 No Liability. No member of the Board or Committee shall be liable for any action taken or determination made in good faith with respect to the Plan or any Award granted hereunder.
Section 4. Shares Available For Awards.
4.1 Shares Available. Subject to the provisions of Section 4.2 hereof, the stock to be subject to Awards under the Plan shall be the Shares of the Company and the maximum number of Shares with respect to which new Awards may be granted under the Plan after the Effective Date shall be the sum of (i) 3,250,000 and (ii) the number of Shares available for grant under the Plan as of the end of the day that is the Effective Date of the amendment and restatement of this Plan. The number of Shares with respect to which Incentive Stock Options may be granted after the Effective Date shall be no more than 1,000,000. The number of Shares with respect to which Restricted Shares and Restricted Share Units may be granted after the Effective Date shall be no more than 1,750,000. Notwithstanding the foregoing, if, after the Effective Date, any Shares covered by an Award granted under this Plan, or to which such an Award relates, are forfeited, or if such an Award is settled for cash or otherwise terminates, expires unexercised or is canceled without the delivery of Shares, then the Shares covered by such Award, or to which such Award relates, or the number of Shares otherwise counted against the aggregate number of Shares with respect to which Awards may be granted, to the extent of any such settlement, forfeiture, termination, expiration or cancellation, shall again become Shares with respect to which Awards may be granted. Notwithstanding the foregoing, if an Option or SAR is exercised, in whole or in part, by tender of Shares or if the Company’s tax withholding obligation with respect to any Award is satisfied by withholding Shares, the number of Shares deemed to have been issued under the Plan for purposes of the limitations set forth in this Section 4.1 shall be the number of Shares that were subject to the Award, or portion thereof, and not the net number of Shares actually issued; any SARs to be settled in Shares shall be counted in full against the number of Shares available for issuance under the Plan, regardless of the number of Shares actually issued upon the settlement of the SAR. Subject to any adjustment as provided in Section 4.2 hereof, no Participant may receive grants of Options or SARs under the Plan in any calendar year that, taken together, related to more than 625,000 Shares.

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4.2 Adjustments. Without limiting the discretion of the Committee as provided in Section 13 hereof, in the event that the Committee determines that any dividend or other distribution (whether in the form of cash, Shares, other securities or other property and other than a regular cash dividend), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares, then the Committee shall in an equitable and proportionate manner (and, as applicable, in such manner as is consistent with Sections 162(m), 422 and 409A of the Code and the regulations thereunder) either: (a) adjust any or all of (1) the aggregate number of Shares or other securities of the Company (or number and kind of other securities or property) with respect to which Awards may be granted under the Plan; (2) the number of Shares or other securities of the Company (or number and kind of other securities or property) subject to outstanding Awards under the Plan, provided that the number of shares subject to any Award shall always be a whole number; (3) the grant or exercise price with respect to any Award under the Plan; and (4) the limits on the number of Shares that may be granted to Participants under the Plan in any calendar year; (b) provide for an equivalent award in respect of securities of the surviving entity of any merger, consolidation or other transaction or event having a similar effect; or (c) make provision for a cash payment to the holder of an outstanding Award. Any such adjustments to outstanding Awards shall be effected in a manner that precludes the material enlargement of rights and benefits under such Awards.
4.3 Substitute Awards. Any Shares issued by the Company as Substitute Awards in connection with the assumption or substitution of outstanding grants from any acquired corporation shall not reduce the Shares available for Awards under the Plan.
4.4 Sources of Shares Deliverable Under Awards. Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or of issued Shares which have been reacquired by the Company.
Section 5. Eligibility.
Any Employee, Director or Consultant shall be eligible to be designated a Participant; provided, however, that Non-Employee Directors shall only be eligible to receive Awards granted consistent with Section 10.
Section 6. Stock Options and Stock Appreciation Rights.
6.1 Grant. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Participants to whom Options and SARs shall be granted, the number of Shares subject to each Award, the exercise price and the conditions and limitations applicable to the exercise of each Option and SAR. An Option may be granted with or without a related SAR. An SAR may be granted with or without a related Option. The grant of an Option or SAR shall occur when the Committee by resolution, written consent or other appropriate action determines to grant such Option or SAR for a particular number of Shares to a particular Participant at a particular Option Price or Grant Price, as the case may be, or such later date as the Committee shall specify in such corporate action or an applicable equity award policy. The Committee shall have the authority to grant Incentive Stock Options and to grant Non-Qualified Stock Options. In the case of Incentive Stock Options, the terms and conditions of such grants shall be subject to and comply with such rules as may be prescribed by Section 422 of the Code, as from time to time amended, and any regulations implementing such statute. A person who has been granted an Option or SAR under this Plan may be granted additional Options or SARs under the Plan if the Committee shall so determine; provided, however, that to the extent the aggregate Fair Market Value (determined at the time the Incentive Stock Option is granted) of the Shares with respect to which all Incentive Stock Options are exercisable for the first time by an Employee during any calendar year (under all plans described in Section 422(d) of the Code of the Employee’s employer corporation and its parent and Subsidiaries) exceeds $100,000 such Options shall be treated as Non-Qualified Stock Options.

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6.2 Price. The Committee in its sole discretion shall establish the Option Price at the time each Option is granted and the Grant Price at the time each SAR is granted. Except in the case of Substitute Awards, the Option Price of an Option may not be less than the Fair Market Value of a Share on the date of grant of such Option. Except in the case of Substitute Awards, the Grant Price of an SAR may not be less than the Fair Market Value of a Share on the date of grant of such SAR. In the case of Substitute Awards or Awards granted in connection with an adjustment provided for in Section 4.2 hereof in the form of Options or SARs, such grants shall have an Option Price (or Grant Price) per Share that is intended to maintain the economic value of the Award that was replaced or adjusted as determined by the Committee. Notwithstanding the foregoing and except as required by the provisions of Section 4.2 hereof, the Committee shall not have the power to (i) amend the terms of previously granted Options to reduce the Option Price of such Options, (ii) amend the terms of previously granted SARs to reduce the Grant Price of such SARs, (iii) cancel such Options and grant substitute Options with a lower Option Price than the cancelled Options, or (iv) cancel such SARs and grant substitute SARs with a lower Grant Price than the cancelled SARs, in each case without the approval of the Company’s stockholders.
6.3 Term. Subject to the Committee’s authority under Section 3.1 and the provisions of Section 6.4, each Option and SAR and all rights and obligations thereunder shall expire on the date determined by the Committee and specified in the Award Agreement. The Committee shall be under no duty to provide terms of like duration for Options or SARs granted under the Plan. Notwithstanding the foregoing, but subject to Section 6.4(a) hereof, no Option or SAR shall be exercisable after the expiration of ten (10) years from the date such Option or SAR was granted.
6.4 Exercise.
(a) Each Option and SAR shall be exercisable at such times and subject to such terms and conditions as the Committee may, in its sole discretion, specify in the applicable Award Agreement or thereafter. The Committee shall have full and complete authority to determine whether an Option or SAR will be exercisable in full at any time or from time to time during the term of the Option or SAR, or to provide for the exercise thereof in such installments, upon the occurrence of such events and at such times during the term of the Option or SAR as the Committee may determine. An Award Agreement may provide that the period of time over which an Option, other than an Incentive Stock Option, or SAR may be exercised shall be automatically extended if on the scheduled expiration of such Award, the Participant’s exercise of such Award would violate applicable securities law; provided, however, that during the extended exercise period the Option or SAR may only be exercised to the extent such Award was exercisable in accordance with its terms immediately prior to such scheduled expiration date; provided further, however, that such extended exercise period shall end not later than thirty (30) days after the exercise of such Option or SAR first would no longer violate such laws.
(b) The Committee may impose such conditions with respect to the exercise of Options, including without limitation, any relating to the application of federal, state or foreign securities laws or the Code, as it may deem necessary or advisable. The exercise of any Option granted hereunder shall be effective only at such time as the sale of Shares pursuant to such exercise will not violate any state or federal securities or other laws.
(c) An Option or SAR may be exercised in whole or in part at any time, with respect to whole Shares only, within the period permitted thereunder for the exercise thereof, and shall be exercised by written notice of intent to exercise the Option or SAR, delivered to the Company at its principal office, and payment in full to the Company at the direction of the Committee of the amount of the Option Price for the number of Shares with respect to which the Option is then being exercised.
(d) Payment of the Option Price shall be made in (i) cash or cash equivalents, (ii) at the discretion of the Committee, by transfer, either actually or by attestation, to the Company of unencumbered Shares previously acquired by the Participant, valued at the Fair Market Value of such Shares on the date of exercise (or next succeeding trading date, if the date of exercise is not a trading date), together with any applicable withholding taxes, such transfer to be upon such terms and conditions as determined by the Committee, (iii) by a combination of (i) and (ii), or (iv) by any other method approved or accepted by the Committee in its sole discretion, including, if the Committee so determines, (x) a cashless (broker-assisted) exercise that complies with applicable laws or (y) withholding Shares (net-exercise) otherwise deliverable to the Participant pursuant to the Option having an aggregate Fair Market Value at the time of exercise equal to the total Option Price. Until the Participant has been issued the Shares subject to such exercise, he or she shall possess no rights as a stockholder with respect to such Shares. The Company reserves, at any and all times in the Company’s sole discretion, the right to establish, decline to approve or terminate any program or procedures for the exercise of Options by shall mean of a method set forth in subsection (iv) above, including with respect to one or more Participants specified by the Company notwithstanding that such program or procedures may be available to other Participants.

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(e) At the Committee’s discretion, the amount payable as a result of the exercise of an SAR may be settled in cash, Shares or a combination of cash and Shares. A fractional Share shall not be deliverable upon the exercise of a SAR but a cash payment will be made in lieu thereof.
6.5 Separation from Service. Except as otherwise provided in the applicable Award Agreement, an Option or SAR may be exercised only to the extent that it is then exercisable, and if at all times during the period beginning with the date of granting such Award and ending on the date of exercise of such Award the Participant is an Employee, Director or Consultant, and shall terminate immediately upon a Separation from Service by the Participant. Except as otherwise provided in the applicable Award Agreement, an Option or SAR shall cease to be exercisable upon a Separation from Service of the Participant. Notwithstanding the foregoing provisions of this Section 6.5 to the contrary, the Committee may determine in its discretion that an Option or SAR may be exercised following any such Separation from Service, whether or not exercisable at the time of such separation; provided, however, that in no event may an Option or SAR be exercised after the expiration date of such Award specified in the applicable Award Agreement, except as provided in Section 6.4(a).
6.6 Ten Percent Stock Rule. Notwithstanding any other provisions in the Plan, if at the time an Option is otherwise to be granted pursuant to the Plan, the optionee or rights holder owns directly or indirectly (within the meaning of Section 424(d) of the Code) Shares of the Company possessing more than ten percent (10%) of the total combined voting power of all classes of Stock of the Company or its parent or Subsidiary or Affiliate corporations (within the meaning of Section 422(b)(6) of the Code), then any Incentive Stock Option to be granted to such optionee or rights holder pursuant to the Plan shall satisfy the requirement of Section 422(c)(5) of the Code, and the Option Price shall be not less than one hundred ten percent (110%) of the Fair Market Value of the Shares of the Company, and such Option by its terms shall not be exercisable after the expiration of five (5) years from the date such Option is granted.
Section 7. Restricted Shares And Restricted Share Units.
7.1 Grant.
(a) Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Participants to whom Restricted Shares and Restricted Share Units shall be granted, the number of Restricted Shares and/or the number of Restricted Share Units to be granted to each Participant, the duration of the period during which, and the conditions under which, the Restricted Shares and Restricted Share Units may be forfeited to the Company, and the other terms and conditions of such Awards. The Restricted Share and Restricted Share Unit Awards shall be evidenced by Award Agreements in such form as the Committee shall from time to time approve, which agreements shall comply with and be subject to the terms and conditions provided hereunder and any additional terms and conditions established by the Committee that are consistent with the terms of the Plan.
(b) Each Restricted Share and Restricted Share Unit Award made under the Plan shall be for such number of Shares as shall be determined by the Committee and set forth in the Award Agreement containing the terms of such Restricted Share or Restricted Share Unit Award. Such agreement shall set forth a period of time during which the grantee must remain in the continuous employment (or other service-providing capacity) of the Company in order for the forfeiture and transfer restrictions to lapse. If the Committee so determines, the restrictions may lapse during such restricted period in installments with respect to specified portions of the Shares covered by the Restricted Share or Restricted Share Unit Award. The Award Agreement may also, in the discretion of the Committee, set forth performance or other conditions that will subject the Shares to forfeiture and transfer restrictions. The Committee may, at its discretion, waive all or any part of the restrictions applicable to any or all outstanding Restricted Share and Restricted Share Unit Awards.

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7.2 Delivery of Shares and Transfer Restrictions.
(a) At the time of a Restricted Share Award, a certificate representing the number of Shares awarded thereunder may, in the Company’s discretion, be registered in the name of or otherwise on behalf of the grantee. Such certificate, if any, shall be held by the Company or any custodian appointed by the Company for the account of the grantee subject to the terms and conditions of the Plan, and shall bear such a legend setting forth the restrictions imposed thereon as the Committee, in its discretion, may determine. The foregoing to the contrary notwithstanding, the Company may, in its discretion, provide that a Participant’s ownership of Restricted Shares prior to the lapse of any transfer restrictions or any other applicable restrictions shall, in lieu of such certificates, be evidenced by a “book entry” (i.e., a computerized or manual entry) in the records of the Company or its designated agent, and any confirmation and account statements sent to the Participant with respect to such book-entry Shares may bear the restrictive legend referenced in the preceding sentence. Such records of the Company or such agent shall, absent manifest error, be binding on all Participants who receive Restricted Share Awards evidenced in such manner. The holding of Restricted Shares by the Company or such an escrow holder, or the use of book entries to evidence the ownership of Restricted Shares, in accordance with this Section 7.2(a), shall not affect the rights of Participants as owners of the Restricted Shares awarded to them, nor affect the restrictions applicable to such shares under the Award Agreement or the Plan, including the transfer restrictions.
(b) Unless otherwise provided in the applicable Award Agreement, the grantee shall have all rights of a stockholder with respect to the Restricted Shares, including the right to receive dividends and the right to vote such Shares, subject to the following restrictions: (i) unless otherwise determined by the Board or Committee, cash and Share dividends shall be automatically reinvested in additional Shares which shall be treated as Restricted Shares under this Section 7; (ii) the grantee shall not be entitled to delivery of the stock certificate until the expiration of the restricted period and the fulfillment of any other restrictive conditions set forth in the Award Agreement with respect to such Shares; (iii) none of the Shares may be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed of during such restricted period or until after the fulfillment of any such other restrictive conditions; and (iv) except as otherwise determined by the Committee at or after grant, all of the Shares shall be forfeited and all rights of the grantee to such Shares shall terminate, without further obligation on the part of the Company, unless the grantee remains in the continuous employment of the Company for the entire restricted period in relation to which such Shares were granted and unless any other restrictive conditions relating to the Restricted Share Award are met. Restricted Share Units shall be subject to similar transfer restrictions as Restricted Share Awards, except that no Shares are actually awarded to a Participant who is granted Restricted Share Units on the date of grant, and, except as provided in Section 15.2 below, such Participant shall have no rights of a stockholder with respect to such Restricted Share Units until the restrictions set forth in the applicable Award Agreement have lapsed.
7.3 Termination of Restrictions. At the end of the restricted period and provided that any other restrictive conditions of the Restricted Share Award are met, or at such earlier time as otherwise determined by the Committee, all restrictions set forth in the Award Agreement relating to the Restricted Share Award or in the Plan shall lapse as to the restricted Shares subject thereto, and a stock certificate for the appropriate number of Shares, free of the restrictions and restricted stock legend, shall be delivered to the Participant or the Participant’s beneficiary or estate, as the case may be (or, in the case of book-entry Shares, such restrictions and restricted stock legend shall be removed from the confirmation and account statements delivered to the Participant or the Participant’s beneficiary or estate, as the case may be).
7.4 Payment of Restricted Share Units. Each Restricted Share Unit shall have a value equal to the Fair Market Value of a Share. Restricted Share Units shall be paid in cash, Shares, other securities or other property, as determined in the sole discretion of the Committee, upon the lapse of the restrictions applicable thereto, or otherwise in accordance with the applicable Award Agreement. Unless otherwise provided in the applicable Award Agreement, a Participant shall receive dividend rights in respect of any vested Restricted Stock Units at the time of any payment of dividends to stockholders on Shares payable as provided in Section 15.2. Unless otherwise provided in the applicable Award Agreement, dividend equivalents shall not be paid in respect of Restricted Share Units that are not yet vested. Except as otherwise determined by the Committee at or after grant, Restricted Share Units may not be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed of, and all Restricted Share Units and all rights of the grantee to such Restricted Share Units shall terminate, without further obligation on the part of the Company, unless the grantee remains in continuous employment of the Company for the entire restricted period in relation to which such Restricted Share Units were granted and unless any other restrictive conditions relating to the Restricted Share Unit Award are met.

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Section 8. Performance Awards.
8.1 Grant. The Committee shall have sole and complete authority to determine the Participants who shall receive a Performance Award, which shall consist of a right that is (i) denominated in cash or Shares (including but not limited to Restricted Shares and Restricted Share Units), (ii) valued, as determined by the Committee, in accordance with the achievement of such performance goals during such performance periods as the Committee shall establish, and (iii) payable at such time and in such form as the Committee shall determine.
8.2 Terms and Conditions. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the performance goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Award and the amount and kind of any payment or transfer to be made pursuant to any Performance Award, and may amend specific provisions of the Performance Award; provided, however, that such amendment may not adversely affect existing Performance Awards made within a performance period commencing prior to implementation of the amendment.
8.3 Payment of Performance Awards. Performance Awards may be paid in a lump sum or in installments following the close of the performance period or, in accordance with the procedures established by the Committee, on a deferred basis. Except as otherwise provided in an Award Agreement or by Section 13 hereof, Separation from Service prior to the end of any performance period, other than for reasons of death or Disability, will result in the forfeiture of the Performance Award, and no payments will be made. Notwithstanding the foregoing, the Committee may in its discretion, waive any performance goals and/or other terms and conditions relating to a Performance Award. A Participant’s rights to any Performance Award may not be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed of in any manner, except by will or the laws of descent and distribution, and/or except as the Committee may determine at or after grant.
Section 9. Other Stock-Based Awards.
The Committee shall have the authority to determine the Participants who shall receive an Other Stock-Based Award, which shall consist of any right that is (i) not an Award described in Sections 6 or 7 above and (ii) an Award of Shares or an Award denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares), as deemed by the Committee to be consistent with the purposes of the Plan. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the terms and conditions of any such Other Stock-Based Award.
Section 10. Non-Employee Director Awards.
10.1 Annual Compensation. The Board may provide that all or a portion of a Non-Employee Director’s annual retainer, meeting fees and/or other awards or compensation as determined by the Board, be payable (either automatically or at the election of a Non-Employee Director) in the form of Non-Qualified Stock Options, Restricted Shares, Restricted Share Units and/or Other Stock-Based Awards, including unrestricted Shares. The Board shall determine the terms and conditions of any such Awards, including the terms and conditions which shall apply upon a termination of the Non-Employee Director’s service as a member of the Board, and shall have full power and authority in its discretion to administer such Awards, subject to the terms of the Plan and applicable law.
10.2 Other Awards. The Board may also grant Awards to Non-Employee Directors pursuant to the terms of the Plan, including any Award described in Sections 6, 7 or 9 above.
Section 11. Provisions Applicable To Covered Officers And Performance Awards.
11.1 Scope. Notwithstanding anything in the Plan to the contrary, unless the Committee determines that a Performance Award to be granted to a Covered Officer should not qualify as “performance-based compensation” for purposes of Section 162(m), Performance Awards granted to Covered Officers shall be subject to the terms and provisions of this Section 11.

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11.2 Performance Goals. The Committee may grant Performance Awards to Covered Officers based solely upon the attainment of performance targets related to one or more performance goals selected by the Committee from among the goals specified below. For the purposes of this Section 11, performance goals shall be limited to one or more of the following Company, Subsidiary, operating unit, business segment or division financial performance measures:
(a)	earnings before any one or more of the following: interest, taxes, depreciation, amortization and stock compensation expense;

(b)	operating income or profit;

(c)	operating efficiencies and selling, general and administrative expense;

(d)	return on equity, assets, capital, capital employed or investment;

(e)	net income;

(f)	earnings per Share;

(g)	financial ratios;

(h)	utilization management;

(i)	membership or membership months;

(j)	gross profit;

(k)	medical loss ratios;

(l)	stock price or total stockholder return;

(m)	provider network growth;

(n)	debt reduction;

(o)
strategic business objectives, consisting of one or more objectives based on meeting specified enrollment targets, member-based goals or initiatives (including member satisfaction goals), expense targets or measures, employee headcount targets, business expansion goals (including project management and implementation goals), and goals relating to acquisitions or divestitures; or

(p)	any combination thereof.
Each goal may be expressed on an absolute and/or relative basis, may be based on or otherwise employ comparisons based on internal targets, the past performance of the Company or any Subsidiary, operating unit, business segment or division of the Company and/or the past or current performance of other companies, and in the case of earnings-based measures, may use or employ comparisons relating to capital, stockholders’ equity and/or Shares outstanding, or to assets or net assets. The Committee may appropriately adjust any evaluation of performance under criteria set forth in this Section 11.2 to exclude any of the following events that occurs during a performance period: (i) asset impairments or write-downs, (ii) litigation or claim judgments or settlements, (iii) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results, (iv) accruals for reorganization and restructuring programs, (v) any extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year, and (vi) the effect of adverse or delayed federal, state or local governmental or regulatory action; provided that the Committee commits to make any such adjustments within the 90 day period set forth in Section 11.4 below.

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11.3 Annual Limits. With respect to any Covered Officer, the maximum number of Shares in respect of which all Performance Awards may be granted under Section 8 of the Plan in any year is 350,000 and the maximum amount of all Performance Awards that are settled in cash and that may be granted under Section 8 of the Plan in any year is $5,000,000.00.
11.4 Other Provisions. To the extent necessary to comply with Section 162(m), with respect to grants of Performance Awards, no later than 90 days following the commencement of each performance period (or such other time as may be required or permitted by Section 162(m) of the Code), the Committee shall, in writing, (1) select the performance goal or goals applicable to the performance period, (2) establish the various targets and bonus amounts which may be earned for such performance period, and (3) specify the relationship between performance goals and targets and the amounts to be earned by each Covered Officer for such performance period. Following the completion of each performance period, the Committee shall certify in writing whether the applicable performance targets have been achieved and the amounts, if any, payable to Covered Officers for such performance period. In determining the amount earned by a Covered Officer for a given performance period, subject to any applicable Award Agreement, the Committee shall have the right to reduce (but not increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant in its sole discretion to the assessment of individual or corporate performance for the performance period.
11.5 Intent. Unless otherwise expressly stated in the relevant Award Agreement, each Award granted to a Covered Officer under the Plan is intended to be performance-based compensation within the meaning of Section 162(m). Accordingly, unless otherwise determined by the Committee, if any provision of the Plan or any Award Agreement relating to such an Award does not comply or is inconsistent with Section 162(m), such provision shall be construed or deemed amended to the extent necessary to conform to such requirements, and no provision shall be deemed to confer upon the Committee discretion to increase the amount of compensation otherwise payable to a Covered Officer in connection with any such Award upon the attainment of the performance criteria established by the Committee.
Section 12. Separation from Service.
The Committee shall have the full power and authority to determine the terms and conditions that shall apply to any Award upon a Participant’s Separation from Service with the Company, its Subsidiaries and Affiliates, including a Separation from Service by the Company with or without Cause, by a Participant voluntarily, or by reason of death, Disability or Retirement, and may provide such terms and conditions in the Award Agreement or in such rules and regulations as it may prescribe.
Section 13. Change In Control.
Unless otherwise provided by the Committee at or after grant, in an Award Agreement, by resolution or by a contractual agreement between the Company and a Participant, the following shall apply in the event of a Change in Control:
(a) Assumption, Continuation or Substitution. In the event of a Change in Control, the Company, the surviving, continuing, successor, or purchasing corporation or other business entity or parent thereof, as the case may be (the “Acquiror”), may, without the consent of any Participant, either assume or continue the Company’s rights and obligations under each or any Award or portion thereof outstanding immediately prior to the Change in Control or substitute for each or any such outstanding Award or portion thereof a substantially equivalent award with respect to the Acquiror’s stock, as applicable (an “Assumed Award”). For purposes of this paragraph, an Award denominated in Shares shall be considered assumed only if, following the Change in Control, (i) the Assumed Award (as adjusted, if applicable, pursuant to Section 4.2 hereof) confers the right to receive, subject to the terms and conditions of the Plan and the applicable Award Agreement, for each Share subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, other securities or property or a combination thereof) to which a holder of a share of stock on the effective date of the Change in Control was entitled; provided, however, that if such consideration is not solely common stock of the Acquiror, the Committee may, with the consent of the Acquiror, provide for the consideration to be received upon the exercise or settlement of the Award, for each Share subject to the Award, to consist solely of common stock of the Acquiror equal in Fair Market Value to the per share consideration received by holders of Shares pursuant to the Change in Control, and (ii) the Assumed Award provides that if, within one year following a Change in Control, a Participant Separates from Service with the Acquiror by reason of (A) death; (B) Disability; (C) Retirement; (D) for Good Reason by the Participant; or (E) involuntary termination by the Acquiror for any reason other than for Cause, all outstanding Awards of such Participant shall vest, become immediately exercisable and payable (and remain so for such period as to give the Participant a reasonable opportunity to exercise such Award in connection with and following his Separation from Service) and have all restrictions lifted.

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(b) Other Accelerated Vesting. The Committee may provide in any Award Agreement, or, in the event of a Change in Control, may take such actions as it deems appropriate to provide, for the acceleration of the exercisability, vesting and/or settlement in connection with such Change in Control of each or any outstanding Award or portion thereof upon such conditions as the Committee shall determine. In the event of a Change in Control, and without the consent of any Participant, the Committee may, in its discretion, provide that for a period of at least fifteen (15) days prior to the Change in Control, any Options or Stock Appreciation Rights shall be exercisable as to all Shares subject thereto and that upon the occurrence of the Change in Control, such Stock Options or Stock Appreciation Rights shall terminate and be of no further force and effect.
(c) Cash-Out of Awards. The Committee may, in its discretion and without the consent of any Participant, determine that, upon the occurrence of a Change in Control, each or any Award or a portion thereof outstanding immediately prior to the Change in Control and not previously exercised or settled shall be canceled in exchange for a payment with respect to each vested Share (and each unvested Share, if so determined by the Committee) subject to such canceled Award in (i) cash, (ii) stock of the Company or of a corporation or other business entity a party to the Change in Control, or (iii) other property which, in any such case, shall be in an amount having a value equal to the consideration to be paid per Share in the Change in Control, reduced by the exercise or purchase price per share, if any, under such Award (which payment may, for the avoidance of doubt, be $0, in the event the per share exercise or purchase price of an Award is greater than the per share consideration in connection with the Change in Control).
(d) Performance Awards. The Committee may, in its discretion, provide that in the event of a Change in Control, (i) any outstanding Performance Awards relating to performance periods ending prior to the Change in Control which have been earned but not paid shall become immediately payable, (ii) all then-in-progress performance periods for Performance Awards that are outstanding shall end, and either (A) any or all Participants shall be deemed to have earned an award equal to the relevant target award opportunity for the performance period in question, or (B) at the Committee’s discretion, the Committee shall determine the extent to which performance criteria have been met with respect to each such Performance Award, and (iii) the Company shall cause to be paid to each Participant such partial or full Performance Awards, in cash, Shares or other property as determined by the Committee, within thirty (30) days of such Change in Control, based on the Change in Control consideration, which amount may be zero if applicable.
(e) Other Awards. Any Award or portion thereof which is neither assumed or continued by the Acquiror in connection with the Change in Control, nor exercised or settled as of the time of consummation of the Change in Control shall terminate and cease to be outstanding effective as of the time of consummation of the Change in Control.
Section 14. Amendment And Termination.
14.1 Amendments to the Plan. The Board may amend, alter, suspend, discontinue or terminate the Plan or any portion thereof at any time; provided that no such amendment, alteration, suspension, discontinuation or termination shall be made without stockholder approval if such approval is necessary to comply with any tax or regulatory requirement for which or with which the Board deems it necessary or desirable to comply.
14.2 Amendments to Awards. Subject to the restrictions of Section 6.2, the Committee may waive any conditions or rights under, amend any terms of or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted, prospectively or retroactively; provided that, except as otherwise provided in the Plan, any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially and adversely affect the rights of any Participant or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant, holder or beneficiary.

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14.3 Adjustments of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee is hereby authorized to make equitable and proportionate adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (and shall make such adjustments for the events described in Section 4.2 hereof) affecting the Company, any Subsidiary or Affiliate, or the financial statements of the Company or any Subsidiary or Affiliate, or of changes in applicable laws, regulations or accounting principles in accordance with the Plan; provided that any such adjustments that affect Awards subject to Sections 162(m), 423 or 409A of the Code shall only be made as permitted thereby (except as otherwise determined by the Committee).
Section 15. General Provisions.
15.1 Limited Transferability of Awards. Except as otherwise provided in the Plan, an Award Agreement or by the Committee at or after grant, no Award shall be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant, except by will or the laws of descent and distribution. No transfer of an Award by will or by laws of descent and distribution shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and an authenticated copy of the will and/or such other evidence as the Committee may deem necessary or appropriate to establish the validity of the transfer. No transfer of an Award for value shall be permitted under the Plan.
15.2 Dividend Equivalents. In the sole and complete discretion of the Committee, an Award may provide the Participant with dividends or dividend equivalents, payable in cash, Shares, other securities or other property on a current or deferred basis. All dividend or dividend equivalents which are not paid currently may, at the Committee’s discretion, accrue interest, be reinvested into additional Shares, or, in the case of dividends or dividend equivalents credited in connection with Performance Awards, be credited as additional Performance Awards and paid to the Participant if and when, and to the extent that, payment is made pursuant to such Award. The total number of Shares available for grant under Section 4 shall not be reduced to reflect any dividends or dividend equivalents that are reinvested into additional Shares or credited as Performance Awards.
15.3 Compliance with Section 409A of the Code. No Award (or modification thereof) shall provide for deferral of compensation that does not comply with Section 409A of the Code unless the Committee, at the time of grant, specifically provides that the Award is not intended to comply with Section 409A of the Code. Notwithstanding any provision of this Plan to the contrary, if one or more of the payments or benefits received or to be received by a Participant pursuant to an Award would cause the Participant to incur any additional tax or interest under Section 409A of the Code, the Committee may reform such provision without the consent of the Participant to maintain to the maximum extent practicable the original intent of the applicable provision without violating the provisions of Section 409A of the Code. Although the Company intends to administer the Plan so that Awards will be exempt from, or will comply with, the requirements of Section 409A of the Code, the Company does not warrant that any Award under the Plan will qualify for favorable tax treatment under Section 409A of the Code or any other provision of federal, state, local or foreign law. The Company shall not be liable to any Participant for any tax, interest, or penalties that Participant might owe as a result of the grant, holding, vesting, exercise, or payment of any Award under the Plan.
15.4 No Rights to Awards. No Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants or holders or beneficiaries of Awards. The terms and conditions of Awards need not be the same with respect to each Participant.
15.5 Share Certificates. All certificates for Shares or other securities of the Company or any Subsidiary or Affiliate delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations and other requirements of the SEC or any state securities commission or regulatory authority, any stock exchange or other market upon which such Shares or other securities are then listed, and any applicable Federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

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15.6 Withholding. A Participant may be required to pay to the Company or any Subsidiary or Affiliate and the Company or any Subsidiary or Affiliate shall have the right and is hereby authorized to withhold from any Award, from any payment due or transfer made under any Award or under the Plan, or from any compensation or other amount owing to a Participant the amount (in cash, Shares, other securities, other Awards or other property) of any applicable withholding or other tax-related obligations in respect of an Award, its exercise or any other transaction involving an Award, or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes. Without limiting the generality of the foregoing, the Committee may in its discretion permit a Participant to satisfy or arrange to satisfy, in whole or in part, the tax obligations incident to an Award by: (a) electing to have the Company withhold Shares or other property otherwise deliverable to such Participant pursuant to the Award (provided, however, that the amount of any Shares so withheld shall not exceed the amount necessary to satisfy required federal, state local and foreign withholding obligations using the minimum statutory withholding rates for federal, state, local and/or foreign tax purposes, including payroll taxes, that are applicable to supplemental taxable income) and/or (b) tendering to the Company Shares owned by such Participant (or by such Participant and his or her spouse jointly) and purchased or held for the requisite period of time as may be required to avoid the Company’s or the Affiliates’ or Subsidiaries’ incurring an adverse accounting charge, based, in each case, on the Fair Market Value of the Shares on the payment date as determined by the Committee. All such elections shall be irrevocable, made in writing, signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.
15.7 Award Agreements. Each Award hereunder shall be evidenced by an Award Agreement that shall be delivered to the Participant and may specify the terms and conditions of the Award and any rules applicable thereto. In the event of a conflict between the terms of the Plan and any Award Agreement, the terms of the Plan shall prevail. The Committee shall, subject to applicable law, determine the date an Award is deemed to be granted. The Committee or, except to the extent prohibited under applicable law, its delegate(s) may establish the terms of agreements or other documents evidencing Awards under this Plan and may, but need not, require as a condition to any such agreement’s or document’s effectiveness that such agreement or document be executed by the Participant, including by electronic signature or other electronic indication of acceptance, and that such Participant agree to such further terms and conditions as specified in such agreement or document. The grant of an Award under this Plan shall not confer any rights upon the Participant holding such Award other than such terms, and subject to such conditions, as are specified in this Plan as being applicable to such type of Award (or to all Awards) or as are expressly set forth in the agreement or other document evidencing such Award.
15.8 No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Subsidiary or Affiliate from adopting or continuing in effect other compensation arrangements, which may, but need not, provide for the grant of Options, Restricted Shares, Restricted Share Units, Other Stock-Based Awards or other types of Awards provided for hereunder.
15.9 No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Subsidiary or Affiliate. Further, the Company or a Subsidiary or Affiliate may at any time dismiss a Participant from employment, free from any liability or any claim under the Plan, unless otherwise expressly provided in an Award Agreement.
15.10 No Rights as Stockholder. Subject to the provisions of the Plan and the applicable Award Agreement, no Participant or holder or beneficiary of any Award shall have any rights as a stockholder with respect to any Shares to be distributed under the Plan until such person has become a holder of such Shares. Notwithstanding the foregoing, in connection with each grant of Restricted Shares hereunder, the applicable Award Agreement shall specify if and to what extent the Participant shall not be entitled to the rights of a stockholder in respect of such Restricted Shares.
15.11 Governing Law. The validity, construction and effect of the Plan and any rules and regulations relating to the Plan and any Award Agreement shall be determined in accordance with the laws of the State of Delaware without giving effect to conflicts of laws principles.
15.12 Severability. If any provision of the Plan or any Award is, or becomes, or is deemed to be invalid, illegal or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

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15.13 Other Laws. The Committee may refuse to issue or transfer any Shares or other consideration under an Award if, acting in its sole discretion, it determines that the issuance or transfer of such Shares or such other consideration might violate any applicable law or regulation (including applicable non-U.S. laws or regulations) or entitle the Company to recover the same under Exchange Act Section 16(b), and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary.
15.14 No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Subsidiary or Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Subsidiary or Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Subsidiary or Affiliate.
15.15 No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.
15.16 Headings. Headings are given to the sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.
Section 16. Term Of The Plan.
16.1 Effective Date. The Plan shall be effective, and will amend and restate the previous plan in its entirety as set forth herein, effective as of                     , 2010 (the “Effective Date”), provided it has been approved by the Board and by the Company’s stockholders.
16.2 Expiration Date. No new Awards shall be granted under the Plan after the tenth anniversary of the Effective Date. Unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award granted hereunder may, and the authority of the Board or the Committee to amend, alter, adjust, suspend, discontinue or terminate any such Award or to waive any conditions or rights under any such Award shall, continue after the tenth anniversary of the Effective Date.

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SAMPLE - DO NOT RETURN

HEALTHSPRING, INC.
ATTN: J. GENTRY BARDEN, SVP
9009 CAROTHERS PARKWAY, SUITE 501
FRANKLIN, TN 37067
VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards, and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M23689-P89853	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

HEALTHSPRING, INC.		For	Withhold	For All	To withhold authority to vote for any individual nominee, mark “For All Except” and write the number of the nominee on the line below.
The Board of Directors recommends that you vote FOR the following nominees:		All	All	Except

1.	Election of Class II Directors	☐	☐	☐

Nominees:

01)	Benjamin Leon, Jr.
02)	Dr. Sharad Mansukani

The Board of Directors recommends you vote FOR the following proposals:
	For	Against	Abstain

2. Approval of the HealthSpring, Inc. Amended and Restated 2006 Equity Incentive Plan	☐	☐	☐

3. Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2010	☐	☐	☐

NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

SAMPLE - DO NOT RETURN
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Annual Report to Stockholders, Notice, and Proxy Statement (including form of Proxy) are available at
www.proxyvote.com.

M23690-P89853

HEALTHSPRING, INC.
Annual Meeting of Stockholders
May 27, 2010 10:00 AM
This proxy is solicited on behalf of the Board of Directors
The stockholder(s) hereby appoint(s) Karey L. Witty and J. Gentry Barden, or either of them, or any successors in their respective positions, as proxies with full powers of substitution, and hereby authorizes them to represent the stockholder(s) and to vote, as designated on the reverse side, all of the shares of common stock of HealthSpring, Inc. (the “Company”) held of record by the stockholder(s) as of April 7, 2010, at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held at the executive offices of the Company on Thursday, May 27, 2010, Central Daylight Time, and at any adjournment or postponement thereof.
The Board of Directors recommends a vote “FOR” the Board’s nominees, “FOR” the approval of the HealthSpring, Inc. Amended and Restated 2006 Equity Incentive Plan, and “FOR” the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2010.
The shares represented by this proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.
Continued and to be signed on reverse side